UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Electronic Arts Inc.

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June 17, 2008

DEAR FELLOW STOCKHOLDERS:

You are cordially invited to join us at our 2008 Annual Meeting of Stockholders on July 31, 2008 at 2:00 p.m. The meeting will be held at the headquarters campus of Electronic Arts in Building 250 (please note that the street address for Building 250 is 250 Shoreline Drive, Redwood City, California). For your convenience, we are also pleased to offer a live webcast of our Annual Meeting on the Investor Relations section of our web site at investor.ea.com. At this meeting, we are asking the stockholders to:

•	Elect eight directors;

•	Approve amendments to our 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan; and

•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2009.

After the meeting, we will report on our recent performance and answer your questions.

Details regarding admission to the meeting and the business to be conducted are described in the Notice of Internet Availability of Proxy Materials you received in the mail and in this proxy statement. We have also made available a copy of our Annual Report for the fiscal year ended March 31, 2008 with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and products.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2008 Annual Meeting. This is because we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules. By providing our proxy materials over the Internet, we hope to conserve natural resources and reduce the environmental impact of our Annual Meeting, expedite the delivery of this important information to you, and reduce our printing and mailing costs. For further information, please see the Commonly Asked Questions and Answers section of this proxy statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Thank you for your ongoing support of Electronic Arts. We look forward to seeing you at the 2008 Annual Meeting.

Sincerely,

John S. Riccitiello
Chief Executive Officer

Notice of 2008 Annual Meeting of Stockholders

DATE:	July 31, 2008

TIME:	2:00 p.m.

PLACE:	ELECTRONIC ARTS’ HEADQUARTERS Building 250* 209 Redwood Shores Parkway Redwood City, CA 94065

* Please note: Building 250 is located on the headquarters campus at 250 Shoreline Drive

MATTERS TO BE VOTED UPON:

1.	The election of eight directors to hold office for a one-year term;

2.	Amendments to the 2000 Equity Incentive Plan;

3.	Amendments to the 2000 Employee Stock Purchase Plan;

4.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2009; and

5.	Any other matters that may properly come before the meeting.

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR EACH OF THE NOMINEES AND FOR EACH PROPOSAL.

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Stockholders of record as of the close of business on June 9, 2008 are entitled to notice of the meeting and to attend and vote at the meeting. A complete list of these stockholders will be available at Electronic Arts’ headquarters prior to the meeting.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel
and Secretary

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the 2008 Annual Meeting of Stockholders. The proxy materials, including this proxy statement, proxy card and voting instructions, contain important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read them carefully.

The Board has set June 9, 2008 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to notice of the meeting, and to attend and vote at the meeting, with each share entitled to one vote. There were 318,567,924 shares of common stock outstanding on the record date.

In accordance with rules and regulations recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials to our stockholders by providing such documents on the Internet. The Notice of Annual Meeting, proxy statement, our 2008 Annual Report and form of proxy were distributed and/or made available via the Internet to stockholders on or about June 17, 2008. Stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials (the “Notice”) or request a printed set of the proxy materials be sent to them, by following the instructions in the Notice.

The Notice will also provide instructions on how to inform us to send future proxy materials to you electronically by email or in printed form by mail. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email or printed form by mail will remain in effect until you terminate it. We encourage you to choose to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you, and will help conserve natural resources.

In this proxy statement:

•	“EA”, “we”, “our” and “the Company” mean Electronic Arts Inc.

•	“2000 Equity Plan” and “Equity Plan” mean EA’s 2000 Equity Incentive Plan.

•	“2000 Purchase Plan” and “Purchase Plan” mean EA’s 2000 Employee Stock Purchase Plan.

•	“Executive Bonus Plan” means the Electronic Arts Inc. Executive Bonus Plan.

•	Holding shares in “street name” means your EA shares are held in an account at a bank, brokerage firm or other nominee.

•	“Common stock” means EA’s common stock, as described in EA’s current Amended and Restated Certificate of Incorporation.

•	“Fiscal 2009”, “fiscal 2008”, “fiscal 2007”, “fiscal 2006”, “fiscal 2005”, and “fiscal 2004” refer to EA’s fiscal years ending or ended (as the case may be) on March 31, 2009, 2008, 2007, 2006, 2005, and 2004, respectively.

•	We use “independent auditors” to refer to an independent registered public accounting firm.

•	“Annual Report” and “2008 Annual Report” refer to our annual report for the fiscal year ended March 31, 2008.

•	Unless otherwise noted, all share and per-share information has been adjusted to reflect the September 2000 and November 2003 two-for-one splits of our common stock.

VOTING YOUR SHARES

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Commonly Asked Questions and Answers set forth below in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

COMMONLY ASKED QUESTIONS AND ANSWERS

Why am I receiving these materials?

Our board of directors has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you in connection with the solicitation of proxies for use at our 2008 Annual Meeting of Stockholders, which will take place on Thursday, July 31, 2008 at 2:00 p.m. local time, at our corporate headquarters in Redwood City, California. This proxy statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on these proposals, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules recently adopted by the SEC, we may now furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, provides instructions as to how to access and review all of the proxy materials on the Internet. The Notice also instructs how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Can I vote my shares by filling out and returning the Notice?

No, however, the Notice provides instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Who can vote at the Annual Meeting?

Stockholders who owned common stock on June 9, 2008 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the shareowner of record. As the shareowner of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareowner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote.

What am I voting on?

We are asking you to:

•	Elect eight directors;

•	Approve amendments to the 2000 Equity Incentive Plan to (a) increase the number of shares authorized under the Equity Plan by 2,185,000 shares, (b) replace the specific limitation on the number of shares that may be granted as restricted stock or restricted stock unit awards with an alternate method of calculating share usage (i.e., each share of restricted stock or restricted stock unit granted on or after July 31, 2008 will reduce the number of shares remaining available for issuance by 1.82 shares, and each share underlying stock options and stock appreciation rights granted after July 31, 2008 will reduce the number of shares remaining available for issuance by 1 share), (c) add additional performance measures to the list of performance factors for use in granting performance-based equity under the Equity Plan, and (d) extend the term of the Equity Plan by an additional ten years to 2020;

•	Approve amendments to the 2000 Employee Stock Purchase Plan to (a) increase by 1.5 million the number of shares of common stock reserved for issuance under the Purchase Plan, and (b) eliminate the ten year Purchase Plan termination date; and

•	Ratify the appointment of KPMG LLP as our independent auditors for fiscal 2009.

How do I vote my shares if I won’t be able to attend the Annual Meeting in person?

You do not need to attend the Annual Meeting in person in order to vote. You may, instead, vote over the Internet, by telephone or by mail (if you have requested printed proxy materials). By doing so, you are giving a proxy appointing John S. Riccitiello (the Company’s Chief Executive Officer) and Eric F. Brown (the Company’s Chief Financial Officer) to vote your shares at the meeting as you have instructed. If a proposal comes up for vote at the meeting for which you have not indicated an instruction, Mr. Riccitiello and Mr. Brown will vote your shares according to their best judgment. Even if you currently plan to attend the meeting, it is a good idea to vote on the Internet, by telephone or, if you received printed proxy materials, to complete and return your proxy card before the meeting date just in case your plans change.

•	By Internet or Telephone — If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the Notice or, if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•	By Mail — If you request printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

What does it mean if I receive more than one Notice or proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards, or follow the instructions on each Notice to vote by telephone or over the Internet, to ensure that all your shares are voted.

What if I change my mind after I give my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Company’s Secretary at our corporate headquarters address listed on the Notice of 2008 Annual Meeting of Stockholders);

•	Signing another proxy with a later date;

•	Voting by telephone or on the Internet at any time prior to 11:59 p.m. Eastern Time on July 30, 2008 (your latest vote is counted); or

•	Voting in person at the meeting.

Your proxy will not be revoked if you attend the meeting but do not vote.

Who will count the votes?

A representative of Wells Fargo Shareowner Services will tabulate the votes and act as the inspector of election.

How many shares must be present to hold the meeting?

To hold the meeting and conduct business, a majority of EA’s outstanding voting shares as of June 9, 2008 must be present or represented by proxies at the meeting. On this date, a total of 318,567,924 shares of common stock were outstanding and entitled to vote. Shares representing a majority, or 159,283,963 shares, of these votes must be present. This is called a quorum.

Shares are counted as present at the meeting if:

•	They are voted in person at the meeting, or

•	The stockholder has voted via the Internet, by telephone or properly submitted a proxy card.

How are votes counted?

You may vote “for”, “against” or “abstain” on each of the proposals. Abstentions, although counted for purposes of determining whether a quorum is present, will not be counted for any other purpose. If you sign and return your proxy without voting instructions, your shares will be counted as a “for” vote in favor of each nominee and in favor of each of the other proposals.

How many votes must the nominees have to be elected as directors?

In an uncontested election (i.e., an election in which EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees), EA’s bylaws require each nominee to receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board. We expect that the election to be held at the 2008 Annual Meeting will be an uncontested election. In the event that the number of nominees for director exceeds the number of directors to be elected, however, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

In accordance with our Corporate Governance Guidelines, the Board expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

Shares represented by your proxy will be voted by EA’s management “for” the election of the eight nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting.

What happens if one or more of the nominees is unable to stand for election?

The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have completed and returned your proxy card, Mr. Riccitiello and Mr. Brown shall have the discretion to vote your shares for a substitute nominee. They cannot vote for more than eight nominees.

How many votes are required to pass the amendments to the 2000 Equity Plan and 2000 Purchase Plan, and to ratify the Company’s selection of independent auditors?

The Equity Plan and Purchase Plan amendments, and the ratification of independent auditors must receive a “for” vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against these proposals. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will also publish the final results in a quarterly report on Form 10-Q, which we will file with the SEC. Once filed, you can request a copy of the Form 10-Q by contacting our Investor Relations department at (650) 628-7352 or the SEC at (800) SEC-0330 for the location of its nearest public reference room. You can also get a copy on the Internet at http://investor.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.

Who will pay for this proxy solicitation?

We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the Notices, proxy statements, proxy cards and annual reports. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs as well. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of common stock.

Whom can I call with any questions about my shares?

If you hold shares in “street name”, you may contact your broker. If you don’t own your shares through a broker but are a shareholder of record, you may also call our transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716 (or 1-651-450-4064 for international callers) or visit their web site at www.wellsfargo.com/shareownerservices.

PROPOSALS TO BE VOTED ON

PROPOSAL 1.  ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will elect eight directors to hold office for a one-year term until the next Annual Meeting (or until their respective successors are elected and qualified). All nominees have consented to serve a one-year term, if elected.

In May 2008, Timothy Mott announced his retirement from the Board, effective as of the commencement of the 2008 Annual Meeting, and therefore will not be standing for re-election. Accordingly, immediately upon Mr. Mott’s retirement at the commencement of the 2008 Annual Meeting, the authorized size of our Board will be reduced to eight directors.

The Board has nominated the following directors to stand for re-election:

•	Leonard S. Coleman

•	Gary M. Kusin

•	Gregory B. Maffei

•	Vivek Paul

•	Lawrence F. Probst III

•	John S. Riccitiello

•	Richard A. Simonson

•	Linda J. Srere

Required Vote and Board of Directors’ Recommendation

In accordance with our bylaws, if EA’s Corporate Secretary has not received timely and proper notice from a stockholder indicating an intention to nominate one or more candidates to compete with the Board’s nominees in a director election, or if such stockholder has withdrawn all such nominations by the tenth day preceding the date on which we first mail our notice of meeting to stockholders, then the election of directors will be considered “uncontested”. We did not receive notice from a stockholder indicating an intention to nominate one or more candidates for election at the 2008 Annual Meeting, therefore the 2008 election will be uncontested. As such, each nominee must receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board. Shares represented by your proxy will be voted by the proxy holders “for” the election of the eight nominees recommended by EA’s Board of Directors unless you vote “against” any or all of such nominees or you mark your proxy to “abstain” from so voting.

In accordance with our Corporate Governance Guidelines, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. The Board shall nominate for election or re-election as director only candidates who have previously tendered or, in the case of candidates who have not yet become members of the Board, have agreed to tender promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon (i) a failure to receive the required majority vote at the next annual or special meeting at which they face re-election in an uncontested election, and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of irrevocable resignation tendered by other directors in accordance with these guidelines.

If an incumbent director fails to receive the required majority vote in an uncontested election, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating and Governance Committee and the Board may consider any factors they deem relevant in deciding whether to recommend/accept a director’s resignation. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.

The Board recommends a vote FOR each of the nominees.

Director Biographies

Each of the following directors, other than Mr. Mott, has been nominated for re-election at the 2008 Annual Meeting. Mr. Mott will be retiring from the Board at the 2008 Annual Meeting.

Leonard S. Coleman
Director since 2001
Mr. Coleman, age 59, served as Senior Advisor to Major League Baseball from 1999 until 2005 and, from 2001 to 2002, was the Chairman of ARENACO, a subsidiary of Yankees/Nets. Mr. Coleman was President of The National League of Professional Baseball Clubs from 1994 to 1999, having previously served since 1992 as Executive Director, Market Development of Major League Baseball. Mr. Coleman serves on the Board of Directors of the following public companies: Avis Budget Group; Churchill Downs Inc.; H.J. Heinz Corporation; and Omnicom Group Inc.

Gary M. Kusin
Director since 1995; Lead Director since 2006
Mr. Kusin, age 57, has been a Partner at TPG (formerly Texas Pacific Group) since June 2006. He served as the President and Chief Executive Officer of Fedex Kinko’s Office and Print Services, an operating division of Fedex, Inc. from August 2001 until February 2006. Fedex Kinko’s is a leading provider of document solutions and business services. From September 1998 to July 2001, he was the Chief Executive Officer of HQ Global Workplaces, Inc., a global leader in office outsourcing. Prior to September 1998, Mr. Kusin was co-founder and Chairman of Kusin Gurwitch Cosmetics, LLC and co-founder and President of Babbages, Inc. Mr. Kusin serves on the Board of Directors of privately-held companies, including PETCO and Sabre Holdings.

Gregory B. Maffei
Director since 2003
Mr. Maffei, age 48, has served as President and Chief Executive Officer of Liberty Media Corporation, which owns electronic retailing, media, communications and entertainment businesses and investments, since February 2006. He joined Liberty Media in November 2005 as CEO-Elect. From June 2005 until November 2005, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation. From 2000 until June 2005, Mr. Maffei served as Chief Executive Officer of 360networks Corporation, a broadband telecom service provider, and also became Chairman of the Board of 360networks in 2002. Previously, Mr. Maffei was with Microsoft Corporation from 1993 to 2000, in several positions, including Senior Vice President, Finance and Administration and Chief Financial Officer. Mr. Maffei also served as Chairman of Expedia, Inc. from 1999 to 2002. Mr. Maffei serves on the Board of Directors of Liberty Media and the DIRECTV Group, Inc.

Timothy Mott
Director since 1990; Retiring at the 2008 Annual Meeting
Mr. Mott, age 59, has been Chairman of All Covered, a nationwide information technology outsourcing company focused on small and mid-size businesses, since June 2000 and has served as Chief Executive Officer since September 2006 (a position he had previously held from November 2001 to February 2004). At various times prior to 1999, Mr. Mott co-founded and was Chairman of Audible Inc., co-founded and was Chief Executive Officer and Chairman of Macromedia Inc., co-founded and was Senior Vice President of Electronic Arts, and was a member of the research staff at Xerox PARC. Other than in his role as a director of EA, Mr. Mott has had no operating involvement with EA since he ceased serving as an executive officer in 1990.

Vivek Paul
Director since 2005
Mr. Paul, age 49, has been a partner at TPG (formerly Texas Pacific Group) since October 2005. From July 1999 to September 2005, Mr. Paul served as Vice Chairman of the Board of Directors of Wipro, Ltd., a

provider of integrated business, technology and process solutions, and Chief Executive Officer of Wipro Technologies, Wipro’s global information technology, product engineering, and business process services segments. From January 1996 to July 1999, Mr. Paul was General Manager of Global CT Business at General Electric, Medical Systems Division. From March 1993 to December 1995, he served as President and Chief Executive Officer of Wipro GE Medical Systems Limited. Mr. Paul holds a Bachelor of Engineering from the Birla Institute of Technology and Science, and an M.B.A. from the University of Massachusetts, Amherst.

Lawrence F. Probst III
Director since 1991
Mr. Probst, age 58, has been employed by EA since 1984. He has served as Chairman of the Board since July 1994 and, from May 1991 until April 2007, also served as our Chief Executive Officer. Previously Mr. Probst served as President from 1991 until 1998 and Senior Vice President of EA Distribution from 1987 to 1991. Mr. Probst holds a B.S. degree from the University of Delaware.

John S. Riccitiello
Director since 2007
Mr. Riccitiello, age 48, has served as Chief Executive Officer and a director of EA since April 2007. Prior to re-joining EA, he was a co-founder and Managing Partner at Elevation Partners, a private equity fund. From October 1997 to April 2004, Mr. Riccitiello served as President and Chief Operating Officer of EA. Prior to joining EA, Mr. Riccitiello served as President and Chief Executive Officer of the worldwide bakery division at Sara Lee Corporation. Before joining Sara Lee, he served as President and Chief Executive Officer of Wilson Sporting Goods Co. and has also held executive management positions at Haagen-Dazs, PepsiCo, Inc. and The Clorox Company. Mr. Riccitiello holds a B.S. degree from the University of California, Berkeley.

Richard A. Simonson
Director since 2006
Mr. Simonson, age 48, has served as Executive Vice President and Chief Financial Officer of Nokia Corporation, a manufacturer of mobile devices and a leader in mobile network equipment, solutions and services, since 2004. From 2001 until 2003, Mr. Simonson served as Vice President & Head of Customer Finance of Nokia. In 2001, Mr. Simonson was Managing Director of the Telecom & Media Investment Banking Group of Barclays Capital. Prior to joining Barclays Capital, Mr. Simonson spent 16 years at Bank of America Securities where he held various positions, including Managing Director & Head of Global Project Finance, Global Corporate & Investment Bank, San Francisco and Chicago. Mr. Simonson holds a B.S. degree from the Colorado School of Mines and an M.B.A. from Wharton School of Business at the University of Pennsylvania.

Linda J. Srere
Director since 2001
Ms. Srere, age 52, is currently a marketing and advertising consultant. Previously, Ms. Srere was President of Young & Rubicam Advertising. Since 1994, Ms. Srere held many positions with Young & Rubicam Inc. (“Y&R”), including Vice Chairman and Chief Client Officer, Executive Vice President and Director of Business Development, Group Managing Director, and in 1997, was named Chief Executive Officer of Y&R’s New York office, becoming the first female CEO in the company’s 75-year history. Ms. Srere also serves on the Board of Directors of Universal Technical Institute, Inc., a technical education provider.

DIRECTOR INDEPENDENCE

Our Board has determined that each of our non-employee directors qualifies as an “independent director” as that term is used in the NASDAQ Marketplace Rules. Mr. Probst, who served as our CEO through the end of fiscal 2007, and Mr. Riccitiello, our current CEO, do not qualify as independent. The NASDAQ Marketplace Rules have both objective tests and a subjective test for determining who is an “independent director”. The objective tests state, for example and among other things, that a director is not considered independent if he or she is an employee of the Company or is a partner in or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year. The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances.

In addition to the board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by the SEC providing that to qualify as “independent” for the purposes of membership on that Committee, members of audit committees may not accept directly or indirectly any consulting, advisory, or other compensatory fee from us other than their director compensation.

BOARD, BOARD MEETINGS, AND COMMITTEES

The Board meets on a fixed schedule four times each year and also occasionally holds special meetings and acts by written consent. In fiscal 2008, the Board met eleven times. At each regularly scheduled meeting, the independent members of the Board meet in executive session separately without management present. A Lead Director, elected by the independent directors, is responsible for chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, serving as a liaison between the Chairman of the Board and the other independent directors, and overseeing the Board’s stockholder communication policies and procedures (including, under appropriate circumstances, meeting with stockholders). Our Lead Director may also call meetings of the independent directors. The independent directors of the Board have chosen Gary Kusin, our current Lead Director, to continue serving as Lead Director for an additional one-year term ending with our 2009 Annual Meeting of Stockholders.

The Board currently has three committees, each of which operates under a charter approved by the Board: the Audit Committee; the Compensation Committee; and the Nominating and Governance Committee. The Board of Directors amended and restated the Audit Committee’s charter in May 2006, amended the Compensation Committee’s charter in November 2006, and adopted the Nominating and Governance Committee’s charter in May 2003. Copies of the charters of each Committee may be found in the Investor Relations portion of our website at http://investor.ea.com. In accordance with the charters for each, and with current regulatory requirements, all members of these Committees are independent directors. During fiscal 2008, each director participated in at least 75% of all Board meetings and Committee meetings held during the period for which he or she was a member.

From July 26, 2007 (the date of the most recent Board election and beginning of the current Board year) through June 17, 2008, the Committee members were as follows:

July 2007 — July 2008 Committee Assignments

Audit	Gregory B. Maffei (Chair), Vivek Paul, and Richard A. Simonson
Compensation	Linda J. Srere (Chair), Leonard S. Coleman, and Richard A. Simonson
Nominating and Governance	Gary M. Kusin (Chair), Leonard S. Coleman, Timothy Mott, and Linda J. Srere

Based on the recommendation of the Nominating and Governance Committee, and subject to the re-election of each of the directors named below, the Board expects Committee assignments following the 2008 Annual Meeting to be as follows:

July 2008 — July 2009 Committee Assignments

Audit	Gregory B. Maffei (Chair), Vivek Paul, and Richard A. Simonson
Compensation	Linda J. Srere (Chair), Leonard S. Coleman, and Richard A. Simonson
Nominating and Governance	Gary M. Kusin (Chair), Leonard S. Coleman, and Linda J. Srere

Audit Committee

The Audit Committee assists the Board in its oversight of the Company’s financial reporting and other matters, and is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements and the financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the SEC. In the opinion of the Board of Directors, Mr. Maffei and Mr. Simonson meet the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee met nine times in fiscal 2008. For further information about the Audit Committee, please see the Report of the Audit Committee of the Board of Directors below.

Compensation Committee

The Compensation Committee is responsible for setting the overall compensation strategy for the Company, for determining the compensation of the CEO (via recommendation to the Board) and other executive officers and for overseeing the Company’s equity incentive plans and other benefit plans. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board compensation for non-employee directors. The Compensation Committee is comprised of three directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules and qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The Compensation Committee met 17 times in fiscal 2008 and also acted frequently by written consent. For further information about the Compensation Committee, please see the Compensation Committee Report on Executive Compensation below.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to the Board nominees for election to the Board of Directors, for appointing directors to Board Committees, and for reviewing developments in corporate governance, reviewing and ensuring the quality of the Company’s succession plans, recommending formal governance standards to the Board, reviewing the performance of the CEO, and establishing the Board’s criteria for selecting nominees for director and for reviewing from time to time the appropriate skills, characteristics and experience required of the Board as a whole, as well as its individual members. The Nominating and Governance Committee is currently comprised of four directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Marketplace Rules. Following the 2008 Annual Meeting, we expect that the size of the Nominating and Governance Committee will be reduced to three directors. The Nominating and Governance Committee met four times in fiscal 2008.

In evaluating nominees for director to recommend to the Board, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and needs of the Board as a whole. While the specific needs of the Board may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:

•	the highest level of personal and professional ethics and integrity, including a commitment to EA’s values;

•	practical wisdom and mature judgment;

•	broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to the long-term success of EA;

•	the ability to gain an in-depth understanding of EA’s business; and

•	a willingness to represent the best interests of all EA stockholders and objectively appraise management’s performance.

In determining whether to recommend a director for re-election, the Nominating and Governance Committee will also consider the director’s tenure on the Board, past attendance at meetings, participation in and contributions to the activities of the Board, the director’s continued independence (including any actual, potential or perceived conflicts of interest), as well as the director’s age and changes in his or her principal occupation or professional status.

have developed over the course of their service. Accordingly, consistent with past EA practice, the Nominating and Governance Committee will first consider recommending incumbent directors who wish to continue to serve on the Board for re-election at EA’s annual meeting of stockholders.

The Nominating and Governance Committee regularly seeks qualified candidates to serve as directors, particularly so in situations where it determines not to recommend an incumbent director for re-election, an incumbent director declines to stand for re-election, or a vacancy arises on the Board for any reason (including the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board). The Nominating and Governance Committee may, in its discretion, use a variety of means to identify and evaluate potential nominees for director. The Nominating and Governance Committee has used, and may continue to use, qualified search firms and may also work with members of EA’s Human Resources Department to identify potential nominees meeting the Board’s general membership criteria discussed above. The Nominating and Governance Committee may also consider potential nominees identified by other sources, including current directors, senior management and stockholders. In determining whether to recommend a candidate to the Board of Directors, the Nominating and Governance Committee will consider the current composition of the Board and capabilities of current directors, as well as any additional qualities or capabilities considered necessary or desirable in light of the existing or anticipated needs of the Board.

The Nominating and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that it may also consider as one of the factors in its evaluation, the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock. Stockholders wishing to submit candidates for consideration by the Nominating and Governance Committee may do so by writing to EA’s Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065, Attn: Director Nominations. To be considered by the Nominating and Governance Committee in connection with EA’s annual meeting of stockholders, recommendations must be submitted in writing to EA not less than 120 calendar days prior to the anniversary of the date on which EA’s proxy statement was released to stockholders in connection with the previous year’s annual meeting (on or about February 17, 2009, for our 2009 Annual Meeting of Stockholders). Recommendations should include: (1) the stockholder’s name, address and telephone number; (2) the amount and nature of record and/or beneficial ownership of EA securities held by the stockholder; (3) the name, age, business address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed candidate; (4) a description of the qualifications and background of the proposed candidate that addresses the minimum qualifications and other criteria for Board membership approved by the Board from time to time and set forth in EA’s Corporate Governance Guidelines; (5) the amount and nature of record and/or beneficial ownership of EA securities held by the proposed candidate, if any; (6) a description of all arrangements or understandings between the stockholder and the proposed candidate relating to the proposed candidate’s candidacy; (7) a statement as to whether the proposed candidate would be considered an independent director under applicable NASDAQ Marketplace Rules; (8) the consent of the proposed candidate (a) to be named in the proxy statement relating to EA’s annual meeting of stockholders, and (b) to serve as a director if elected at such annual meeting; and (9) any other information regarding the proposed candidate that may be required to be included in a proxy statement by applicable SEC rules. The Nominating and Governance Committee may request any additional information reasonably necessary to assist it in assessing a proposed candidate.

Corporate Governance Guidelines

Our Board of Directors has adopted, upon the recommendation of the Nominating and Governance Committee, a formal set of Corporate Governance Guidelines. A complete copy of the Corporate Governance Guidelines is available in the Investor Relations portion of our website at http://investor.ea.com. Our Corporate Governance Guidelines contain policies relating to:

•	Board membership and independence criteria;

•	Election of directors;

•	Director resignations;

•	Executive sessions of independent directors led by a Lead Director;

•	Authority to hire outside advisors;

•	Director orientation and education;

•	Board and Committee self-evaluations;

•	Attendance at annual meetings of stockholders;

•	Stock ownership guidelines for our directors and executive officers;

•	Stockholder communications with the Board; and

•	Access to management, CEO evaluation and management succession planning.

Global Code of Conduct

Our Global Code of Conduct (which includes code of ethics provisions applicable to our directors, principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers) is available in the Investor Relations section of our website at http://investor.ea.com. We will post amendments to our Global Code of Conduct in the Investor Relations section of our website. Copies of our charters and Global Code of Conduct are available without charge by contacting our Investor Relations department at (650) 628-7352.

Director Attendance at Annual Meetings

Our directors are expected to make every effort to attend our annual meeting of stockholders. Seven of the nine directors who were elected at the 2007 Annual Meeting of Stockholders attended the meeting.

Stockholder Communications with the Board of Directors

EA stockholders may communicate with the Board as a whole, with a committee of the Board, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. All stockholder communications received will be handled in accordance with procedures approved by the independent directors serving on the Board. For further information regarding the submission of stockholder communications, please visit the Investor Relations portion of our website at http://investor.ea.com.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Our Compensation Committee is responsible for reviewing and recommending to our Board the compensation paid to our non-employee directors. Historically, our non-employee directors have been paid a mix of cash and equity compensation for their service as directors. During fiscal 2008, Mr. Riccitiello and Mr. Probst did not receive any additional compensation for their services as directors. The table below reflects the annualized components of cash compensation for directors other than Mr. Riccitiello and Mr. Probst that were in place during fiscal 2008. Because our Board year does not correspond to our fiscal year, actual amounts paid during fiscal 2008 were pro-rated based on the annualized figures in the following table (for more information regarding the specific compensation received by each non-employee director during fiscal 2008 see the “Fiscal 2008 Director Compensation Table” below).

Fiscal 2008 Annualized Components of Non-Employee Director Cash Compensation

Annual Retainer	$50,000
Service on the Audit Committee	$10,000
Chair of the Audit Committee	$10,000
Service on the Compensation Committee	$7,500
Chair of the Compensation Committee	$7,500
Service on the Nominating and Governance Committee	$7,500
Chair of the Nominating and Governance Committee	$2,500
Service as Lead Director	$25,000

In addition, individual directors were eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing advisory services to management in such areas as sales, marketing, public relations and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Marketplace or SEC rules). No directors earned any compensation for special assignments during fiscal 2008.

Stock Compensation

Non-employee directors are eligible to automatically receive an option grant to purchase 17,500 shares and 2,500 restricted stock units issued under the 2000 Equity Incentive Plan upon their initial appointment or election to the Board, and each continuing non-employee director is eligible to automatically receive an annual option grant to purchase 8,400 shares and 1,200 restricted stock units upon his or her election or re-election to the Board.

In fiscal 2008, annual option grants to purchase 8,400 shares of common stock were made under the Equity Plan to each of the directors (other than Mr. Probst and Mr. Riccitiello) who was re-elected at the 2007 Annual Meeting of Stockholders. All stock options were granted on July 26, 2007, the date of the directors’ re-election to the Board, at an exercise price of $50.65 per share. Each non-employee director was also granted 1,200 restricted stock units on the same date.

Under the Equity Plan, non-employee directors may elect to receive all or part of their cash compensation in the form of common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received.

Deferred Compensation Plan

We maintain a Deferred Compensation Plan (“DCP”) that allows our directors and certain employees, including our Named Executive Officers, to defer receipt of their salary into cash accounts that mirror the gains and/or losses of several different investment funds which correspond to the funds we have selected for our 401(k) plan. Participants may defer up to 75% of their salary and up to 100% of their bonuses and/or commissions until the date(s) they have specified. We are not required to make any contributions to the DCP and did not do so in fiscal 2008.

Stock Ownership Guidelines

Each non-employee director is required, within three years of becoming a director, to own shares of EA common stock having a value of at least 3 years’ annual retainer for service on the Board. As of June 1, 2008, each of our directors had either fulfilled their ownership requirements or had not yet reached three years of service.

FISCAL 2008 DIRECTOR COMPENSATION TABLE

The following table shows compensation information for each of our directors during fiscal 2008 (other than Mr. Riccitiello).

	Fees Earned	Stock	Options	All Other
	or Paid in Cash	Awards	Awards	Compensation		Total
Name	($)(1)	($)(2)	($)(3)	($)(4)		($)

M. Richard Asher(5)	—	24,390	59,394	17,882		101,666
Leonard S. Coleman	—	64,855	139,399	71,474		275,728
Gary M. Kusin	85,000	64,855	139,399	—		289,254
Gregory M. Maffei	70,000	64,855	146,087	—		280,942
Timothy Mott	57,500	64,855	139,399	—		261,754
Vivek Paul	—	64,855	216,042	65,970		346,867
Lawrence F. Probst III	—	—	2,220,346	429,605	(6)	2,649,951
Richard A. Simonson	55,125	64,855	182,091	11,588		313,659
Linda J. Srere	—	64,855	139,399	77,689		281,943

(1)	The amounts presented in this column represent compensation that was earned and paid as cash. As described above and in footnote 4 below, our non-employee directors may elect to receive all or part of their cash compensation in the form of EA common stock. The value of the EA common stock received in lieu of cash payments during fiscal 2008 by our non-employees directors is reflected in the “All Other Compensation” column above.

(2)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004) (“SFAS No. 123(R)”), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of restricted stock units granted to the non-employee directors in fiscal 2008 as well as prior fiscal years. No stock awards were forfeited by any of the non-employee directors in fiscal 2008. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 29, 2008. In fiscal 2008, each non-employee director standing for re-election received a restricted stock unit grant of 1,200 shares of EA common stock, which vests in its entirety on the date of the 2008 Annual Meeting.

(3)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of stock options granted to the non-employee directors in fiscal 2008 as well as prior fiscal years. No stock options were forfeited by any of the non-employee directors in fiscal 2008. The Board of Directors accelerated the vesting of one option award for Mr. Asher, which was scheduled to vest as to the final 2% of the shares on August 1, 2007. Since he was a Director through July 26, 2007, the Board decided to accelerate the final 2% so that it would vest five days early, on July 26, 2007. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of EA’s stock options, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 29, 2008. In fiscal 2008, each non-employee director standing for re-election received a stock option to purchase 8,400 shares of EA common stock, which vests in its entirety on the earlier of one year from the grant date or the date of the 2008 Annual Meeting.

(4)	Represents the value of shares of EA common stock elected to be received by a non-employee director in lieu of the cash fees to which they would have otherwise been entitled. Non-employee directors making such an election receive shares of common stock valued at 110% of the cash compensation they would have otherwise received. Such shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant. The following table presents the amount of cash each director was entitled to receive and the number of shares such director received in lieu of such cash:

		Shares of EA Common Stock
Name	Cash Fees Earned ($)	Received in Lieu of Cash Fees (#)

M. Richard Asher(5)	16,250	358
Leonard S. Coleman	65,000	1,401
Vivek Paul	60,000	1,293
Richard A. Simonson	10,500	232
Linda J. Srere	70,625	1,522

(5)	Mr. Asher retired from the Board and did not stand for re-election at the 2007 Annual Meeting of Stockholders. As such, he only served on the Board for a portion of fiscal 2008 (April 1, 2007 through July 26, 2007).

(6)	Represents salary paid to Mr. Probst in fiscal 2008 as an employee of EA.

PROPOSAL 2.  AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN

The 2000 Equity Incentive Plan, which initially was approved by the stockholders on March 22, 2000, continues EA’s program of providing equity incentives to eligible employees, officers and directors. We offer these incentives in order to assist in recruiting, retaining and motivating qualified employees, officers and directors. Since the Equity Plan’s adoption, 76,400,000 shares of common stock have been reserved for issuance. The following summary of the proposed amendments to the Equity Plan is subject to the specific provisions contained in the full text of the Equity Plan, as proposed to be amended, which we have filed with the Securities and Exchange Commission along with this proxy statement. For more information regarding the Equity Plan, we urge you to read the full text of the Equity Plan, as proposed to be amended, or the summary of its material terms, as proposed to be amended, included as Appendix A of this proxy statement.

We are proposing amendments to the 2000 Equity Incentive Plan that would:

•	Increase the number of shares authorized under the Equity Plan by 2,185,000 shares to a total of 78,585,000 shares

We continue to believe that alignment of the interests of our stockholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our stockholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and stockholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity compensation helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

While equity is a strategic tool for recruitment and retention, we also carefully manage stock option and restricted stock unit issuances and strive to keep the dilutive impact of the equity incentives we offer within a reasonable range. Historically, we have made a significant portion of our equity grants in a given fiscal year in connection with our annual reviews and merit increases. Excluding stock options and restricted stock units we granted in connection with acquisitions, during fiscal 2008, a year in which our employee base grew by over 1,100 people, we granted stock options to purchase a total of 6,671,977 shares and restricted stock units to acquire a total of 2,951,743 shares. Together these stock option and restricted stock unit grants represent approximately 3% of our total shares outstanding. During fiscal 2007, we granted stock options and restricted stock units representing approximately 1.8% of our total shares outstanding. Going forward, we intend to continue to responsibly manage issuances of equity incentive awards under the Equity Plan.

The Equity Plan contains several features designed to protect stockholders’ interests. For example, the Equity Plan does not allow any options to be granted at less than 100% of fair market value, and the exercise price of outstanding options issued under the Equity Plan may not be reduced without stockholder approval. The Equity Plan does not contain an “evergreen” provision whereby the number of authorized shares is automatically increased on a regular basis. In addition, the Equity Plan prohibits us from loaning, or guaranteeing the loan of, funds to participants under the Equity Plan.

•	Replace the specific limitation on the number of shares that may be granted as restricted stock or restricted stock unit awards with an alternate method of calculating the number of shares remaining available for issuance under the Equity Plan.

In May 2005, we began granting restricted stock units to certain of our U.S.-based employees, and in March 2006, we began offering restricted stock units to our employees throughout the world. We expect restricted stock, restricted stock units and stock options to remain important forms of equity incentive compensation. If approved by stockholders, the amendment would remove the specific limitation on the number of shares that may be granted as restricted stock or restricted stock units over the life of the Equity Plan (which is currently set at 11 million shares) and replace it with an alternate method of calculating the number of shares remaining available for issuance under the Equity Plan (sometimes referred to as a “fungible equity grant pool”). As proposed to be amended, each share subject to an option or stock appreciation award would reduce the number of shares available for issuance under Equity Plan by one (1) share, and each share subject to a full value stock award (i.e., restricted stock or restricted stock units) would reduce the number of shares available for issuance by 1.82 shares. This change will provide us with greater flexibility to utilize the shares remaining available for issuance under the Equity Plan as either stock options, stock appreciation rights, restricted stock or restricted stock units. We believe it is essential to maintain a flexible equity incentive compensation program for new and existing employees, officers and directors in order to maximize our ability to recruit, retain and motivate key employees.

•	Add additional performance measures for use in granting performance-based equity under the Equity Plan.

In May 2007, the Board unanimously approved, subject to stockholder approval, the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”). The Executive Bonus Plan was subsequently approved by the stockholders at the 2007 Annual Meeting of Stockholders. The Executive Bonus Plan allows cash bonuses paid under it to be considered “performance-based compensation” within the meaning of Section 162(m) of the Code and therefore fully deductible by Electronic Arts for federal income tax purposes. We are proposing to amend the Equity Plan to add additional performance measures to the list of performance measures for use in granting performance-based equity under the Equity Plan. The additional performance measures to be added under the Equity Plan include profit before tax and other performance factors consistent with the performance factors available under the Executive Bonus Plan. This amendment will allow us to apply consistent performance measures to all forms of performance-based compensation, including performance-based equity compensation.

•	Extend the term of the Equity Plan for an additional ten years.

The Equity Plan currently has a ten-year term and is set to expire in March 2010. Rather than adopt a new equity incentive plan prior to the expiration of the Equity Plan, we believe it is more efficient to simply extend the current term for an additional ten years. The ten-year term was initially included in the Equity Plan to help meet the requirements for granting incentive stock options (“ISOs”) under the Code. To date, we have not granted ISOs under the Equity Plan nor do we expect to grant ISOs in the future. While we will retain the ability to grant ISOs under the Equity Plan, we will be restricted from doing so if we do not receive stockholder approval to amend the Equity Plan at least once every ten years.

Plan Benefits

Except for the automatic stock option and restricted stock units grants to non-employee directors, the amount and timing of awards granted under the Equity Plan are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Equity Plan by executive officers and other employees are discretionary and are therefore not determinable at this time.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the amendments to the 2000 Equity Incentive Plan.

PROPOSAL 3.  AMENDMENT TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN

The 2000 Employee Stock Purchase Plan, which initially was approved by the stockholders on July 27, 2000, provides our employees with a convenient means of purchasing equity in the Company through payroll deductions. It also provides an incentive for continued employment. Since its adoption, 8,300,000 shares of common stock have been reserved for issuance under the Purchase Plan.

Since the adoption of the Purchase Plan, we have experienced significant growth in the number of employees who elect to participate in the Purchase Plan. The following table presents information since the beginning of fiscal 2006 relating to the aggregate number of shares purchased under the Purchase Plan, as well as the number of employees who have participated in the Purchase Plan.

			No. of
			Employees
			Participating
	Shares Purchased		as of the Last
	Pursuant to 2000		Purchase Date
	Purchase Plan		in Fiscal Year

Fiscal 2006	624,629		4,281
Fiscal 2007	705,188		4,255
Fiscal 2008	892,130		4,342
Fiscal 2009		(1)	5,129	(2)

(1)	Fiscal 2009 purchases under the 2000 Purchase Plan will be made in August 2008 and February 2009.

(2)	Represents estimated number of participants in the 2000 Purchase Plan as of June 1, 2008. The increase in the number of participants was due in part to an increase in the number of eligible employees following our acquisition of VGH. Participants have the right to withdraw from the 2000 Purchase Plan at any time prior to a purchase date. The number of participants may increase or decrease prior to February 2009, the last purchase date in fiscal 2009.

We are proposing amendments to the 2000 Employee Stock Purchase that would:

•	Increase the number of shares authorized under the Purchase Plan by 1,500,000 shares to a total of 9,800,000 shares.

The proposed amendment would increase the number of shares authorized under the Purchase Plan by 1,500,000 to a total of 9,800,000, an amount that we expect will continue to permit all current and potential future employees to fully participate in the Purchase Plan at least through fiscal 2009.

•	Remove the ten-year term from the Purchase Plan.

The proposed amendments would remove the ten-year term of the Purchase Plan, which is set to expire in 2010. Rather than adopt a new employee stock purchase plan, we believe it is more efficient to simply extend the life of the Purchase Plan by removing the ten-year term.

For more information about the Purchase Plan, we urge you to read the summary of its material terms included as Appendix B to this proxy statement.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the amendments to the 2000 Employee Stock Purchase Plan.

PROPOSAL 4.  RATIFICATION OF THE APPOINTMENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has audited the financial statements of EA and its consolidated subsidiaries since fiscal 1987. The Board, through the Audit Committee, has appointed KPMG LLP as EA’s independent auditors for fiscal 2009. The Audit Committee and the Board believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company. Representatives of KPMG LLP have direct access to members of the Audit Committee and the Board. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders, and to make a statement if they desire to do so.

Ratification of the appointment of KPMG LLP as our independent auditors is not required by our bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Audit Committee will review their future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and the stockholders.

Fees of Independent Auditors

The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

	Year Ended	Year Ended
Description of Fees	March 31, 2008	March 31, 2007
Audit(1)
– Worldwide audit fee	$4,775,000	$4,475,000
– Accounting concurrence and regulatory matters	120,000	157,000

Total audit fees	4,895,000	4,632,000
Audit-Related Fees(2)
– Benefit plan audits	76,000	29,000

Total audit-related fees	76,000	29,000
Tax(3)
– Compliance	669,000	410,000
– Planning	—	—

Total tax fees	669,000	410,000
All Other Fees(4)
Total all other fees	439,000	216,000

Total All Fees	$6,079,000	$5,287,000

(1)	Audit Fees: This category includes the annual audit of the Company’s financial statements and internal controls over financial reporting (including required quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for our non-US subsidiaries, and services associated with our periodic reports and other documents filed with the SEC and foreign filings, as well as Sarbanes-Oxley Section 404 compliance consultation.

(2)	Audit-Related Fees: This category consists primarily of fees related to the annual audit of our 401(k) benefit plan.

(3)	Tax Services: This category includes compliance services rendered for US and foreign tax compliance and returns, and transfer pricing documentation, as well as planning and advice, which consists primarily of technical tax consulting.

(4)	Other: In fiscal 2008 and 2007, this category included accounting and tax due diligence related to potential and completed acquisitions.

Services Provided by the Independent Auditors

The Audit Committee is required to pre-approve the engagement of, and has engaged, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the Audit Committee. In some cases, pre-approval for a particular category or group of services is provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee.

The Audit Committee considered and determined that fees for services other than audit and audit-related services are compatible with maintaining KPMG LLP’s independence.

Required Vote and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal.

The Board recommends a vote FOR the ratification of KPMG LLP as our independent auditors for fiscal 2009.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2006. The Audit Committee is comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Marketplace Rules, as well as the independence requirements of the Securities and Exchange Commission. During fiscal 2008, the Audit Committee consisted of Gregory B. Maffei, Vivek Paul and Richard A. Simonson. In the opinion of the Board of Directors, Mr. Maffei and Mr. Simonson each meet the criteria for a “financial expert” as set forth in applicable SEC rules as well as the above-mentioned independence requirements.

EA’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (“independent auditors”), is responsible for performing an independent audit of the Company’s (i) financial statements and expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles, and (ii) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.

The function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities relating to the integrity of EA’s accounting policies, internal controls and financial reporting. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; reviews and evaluates the performance of EA’s internal audit function; reviews and evaluates the performance of EA’s independent auditors; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; assesses the independence of the independent auditors; and is responsible for the selection of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently-completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and internal controls. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has also considered whether the provision of any non-audit services (as described above under “Proposal 4. Ratification of the Appointment of KPMG LLP, Independent Registered Public Accounting Firm” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company is compatible with maintaining the independence of KPMG LLP.

The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and independent auditors.

In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company as of and for each of the last three years ended March 31, 2008 be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended March 31, 2008. The Audit Committee has also approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2009.

AUDIT COMMITTEE

Gregory B. Maffei (Chairman)

Vivek Paul

Richard A. Simonson

PRINCIPAL STOCKHOLDERS

The following table shows, as of June 1, 2008, the number of shares of our common stock owned by our directors, executive officers named in the Summary Compensation Table below, our current directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of June 1, 2008, there were 318,474,411 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

			Percent of
	Shares	Right to	Outstanding
Stockholder Name	Owned(1)(2)	Acquire(3)	Shares(4)

Wellington Management Co. LLP(5)	28,372,646	—	8.9
T. Rowe Price Associates Inc./MD/(6)	20,425,436	—	6.4
Legg Mason Capital Management, Inc.(7)	17,983,597	—	5.6
Fidelity Management & Research(8)	16,197,964	—	5.1
Lawrence F. Probst III(9)	1,042,140	3,192,500	1.3
Timothy Mott(10)	87,624	40,300	*
John S. Riccitiello	47,294	90,000	*
Frank Gibeau	29,098	138,250	*
Warren C. Jenson	21,952	495,800	*
Gerhard Florin	11,489	413,872	*
Gregory B. Maffei	10,000	92,966	*
Linda Srere	7,133	99,272	*
Leonard S. Coleman, Jr.	6,910	124,972	*
Gary M. Kusin	4,574	85,740	*
Vivek Paul	3,285	39,633	*
Richard A. Simonson	927	22,800	*
Peter Moore	—	—	*
All executive officers and directors as a group (20 persons)(2)(11)	1,307,452	4,784,482	1.9

*	Less than 1%

(1)	Unless otherwise indicated in the footnotes, includes shares for which the named person has sole or shared voting and investment power. Excludes shares that may be acquired through stock option exercises.

(2)	Includes unvested shares of restricted stock acquired by the following executive officers in connection with EA’s 2006 stock option exchange program: Mr. Barker, 9,375 shares; Mr. Gibeau, 18,751 shares; and Mr. Linzner, 18,750 shares.

(3)	Includes (a) shares of common stock that may be acquired through stock option exercises within 60 days of June 1, 2008, (b) in the case of EA’s directors (other than Mr. Probst and Mr. Riccitiello), 1,200 restricted stock units that vest within 60 days of June 1, 2008, (c) in the case of Mr. Coleman, Mr. Kusin, Mr. Maffei, Mr. Mott, Mr. Paul and Mr. Simonson, 700 restricted stock units that have vested but remain unexercised; and (d) in the case of Dr. Florin, Mr. Gibeau and Mr. Jenson, 1,250 restricted stock units that vest within 60 days of June 1, 2008.

(4)	Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the vesting of restricted stock units within 60 days of June 1, 2008.

(5)	Based on information contained in a report on Schedule 13F filed with the SEC in which Wellington Management Co. LLP indicated that, as of March 31, 2008, it held shared voting and dispositive power over 28,372,646 shares. The address for Wellington Management is 75 State Street, Boston, MA 02109.

(6)	Based on information contained in a report on Schedule 13F filed with the SEC in which T. Rowe Price Associates Inc. indicated that, as of March 31, 2008, it had held shared voting and dispositive power over

20,425,436 shares. The address for T. Rowe Price Associates Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(7)	Based on information contained in a report on Schedule 13G filed with the SEC in which Legg Mason Capital Management, Inc. indicated that, as of March 31, 2008, it held shared voting and dispositive power over 17,983,597 shares. The address for Legg Mason Capital Management, Inc. is 100 Light Street, Baltimore, MD 21202.

(8)	Based on information contained in a report on Schedule 13F filed with the SEC on March 31, 2008, in which Fidelity Management & Research indicated that it had sole power to vote or direct the vote of 16,197,964 shares. The address for Fidelity Management & Research is 82 Devonshire Street, Boston, MA 02109.

(9)	Includes 87,886 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, 16,669 shares held by Mr. Probst’s spouse, and 469,713 shares held by the Probst Family LP, of which Mr. Probst is a partner.

(10)	Includes 36,656 shares of common stock held in trust for the benefit of Mr. Mott’s son for which Mr. Mott is the trustee.

(11)	Includes all executive officers and directors of EA as of June 1, 2008.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for fiscal 2008. We use this program to attract, motivate, reward, and retain the key individuals that lead our business.

This discussion describes our executive compensation program and addresses how we made compensation decisions in fiscal 2008 for our:

•	Chief Executive Officer, John S. Riccitiello,

•	Former Executive Vice President, Chief Financial and Administrative Officer, Warren C. Jenson,

•	Executive Vice President, Publishing (formerly Executive Vice President, Publishing, Americas and Europe), Gerhard Florin,

•	President, EA SPORTS, Peter Moore, and

•	President, EA Games, Frank Gibeau.

Collectively, these individuals are referred to in this discussion as the “Named Executive Officers.” The compensation of the Named Executive Officers is set forth in the compensation tables that follow this Compensation Discussion and Analysis.

Fiscal Year 2008 Overview

In February 2007, we entered into an agreement with Mr. Riccitiello, under which he was appointed as our Chief Executive Officer effective April 2, 2007, the beginning of fiscal 2008. During the year we launched several new initiatives that resulted in a comprehensive review and re-evaluation of our executive compensation program and had a significant impact on individual compensation decisions. In addition, during fiscal 2008, we made several other changes to our senior management team, hiring four new executive officers (some of whom did not join the Company until fiscal 2009) and promoting others into a number of newly-created leadership positions within our reorganized operating structure. Most notably, we initiated the reorganization of the Company into four operating “labels” — EA Games, EA SPORTS, The Sims and EA Casual Entertainment — and an additional group, Global Publishing, that works closely with the labels and which operates in North America, Europe and Asia.

To support the objectives of the reorganization, we reoriented our use of cash and equity compensation to better reflect our new operating structure and to ensure that our incentive pay arrangements are properly aligned to help us achieve our financial and operating objectives. Accordingly, beginning in fiscal 2009, the annual incentive plans for our employees, including our executives, have been revised to provide for cash bonus payments that are directly tied to the Company’s financial performance as a whole (as well as, in certain cases, the financial performance of an employee’s label, studio, or other relevant business unit) and the employee’s individual performance. In addition, to strengthen the relationship between the Company’s operating performance and our employees’ long-term incentives, in May 2008, we granted performance-based restricted stock units to a group of our senior executive officers, including our Named Executive Officers (other than Mr. Jenson), in lieu of annual stock option grants.

The impact of these changes on the compensation we offer our executive officers, including the Named Executive Officers, is described in a separate section of this Compensation Discussion and Analysis.

Compensation Philosophy

We operate in an intensely competitive business environment, which is characterized by ongoing technological advances, constantly changing and difficult-to-predict consumer tastes and preferences, and the emergence of new competitors and technologies. The market for technical, creative, marketing, and other personnel essential to the development, marketing, and sales of our products is extremely competitive. Similarly, the market for talented executives with the skills, experience, integrity and dedication necessary to oversee a dynamic organization and the vision to anticipate and respond to emerging market developments is equally competitive.

Our success as a global leader in the interactive entertainment industry depends heavily on attracting, motivating, and rewarding a highly-skilled and experienced management team. At the same time, our leading position within the interactive entertainment industry makes us a prime target for our competitors (which range from very small start-up companies with limited resources to very large, diversified corporations with greater financial and marketing resources than ours) seeking to recruit executives and key creative talent.

Accordingly, it is imperative that our executive compensation program be competitive with the organizations with which we compete for executive talent, so that we are able to attract, motivate, reward, and retain the individuals that we believe are capable of leading the Company. At the same time, our program must support our strategic business objectives and promote the short-term and long-term profitable growth of the Company. To achieve these dual objectives, our compensation philosophy is predicated on two basic principles:

•	A significant portion of each executive officer’s total cash compensation should be performance-based and “at risk,” with this amount dependent from year to year on the Company’s financial and operational performance, the operational performance of the executive’s specific business unit, as appropriate, and his or her individual performance.

•	To align each executive officer’s interests with the long-term interests of our stockholders, a significant portion of his or her compensation should be equity-based.

Further, we believe that an executive officer’s compensation must be appropriate in light of his or her experience, responsibilities, and performance. Our executive compensation program is designed to be consistent with this philosophy and to maintain parity between the compensation of our executive officers.

Compensation-Setting Process

The Compensation Committee of the Board is responsible for establishing the Company’s compensation philosophy and making the pay decisions for our executive officers. The Committee’s scope of authority is set forth in a written charter and includes the oversight and administration of all compensation, equity, and employee benefit plans and programs, including the annual bonus and equity compensation plans for executive officers.

The Committee regularly meets on a quarterly basis and holds additional meetings as needed during the year. The Committee also takes action by written consent, often after informal telephone discussions among the Committee members. During fiscal 2008, the Committee met 17 times, four of which were regularly-scheduled quarterly meetings and the remainder of which were in special sessions to consider a variety of items, many of which emanated from the reorganization discussed above under the heading “Fiscal Year 2008 Overview”. Among other things, the Committee addressed the Company’s compensation philosophy, the compensatory aspects of strategic transactions and acquisitions, the adoption of the Key Employee Continuity Plan, the adoption of new annual cash bonus plans, the adoption of a targeted equity-based retention program, and the terms and conditions of the compensation arrangements for new, departing, and continuing executives.

For its regular meetings, the Committee maintains a calendar to help guide the meeting agendas and to ensure fulfillment of the various responsibilities outlined in the Committee’s charter. In fiscal 2008, this calendar included a comprehensive review of the Company’s total rewards programs, review of the compensation levels for members of our Board, review and approval of all executive employment offers and promotions, review and approval of the fiscal 2007 bonus payments, and a review of all actions taken by management using authority delegated by the Committee.

In fiscal 2008, the Committee reviewed and approved the base salaries (or, as appropriate, the base salary adjustments), target bonus opportunities, and equity awards of each of our executive officers, including the Named Executive Officers, other than Mr. Riccitiello, whose base salary, target bonus opportunity, and equity award were developed and recommended by the Committee and approved by the Board in connection with his appointment as Chief Executive Officer.

For additional information about the Compensation Committee, see the section entitled “Board, Board Meetings and Committees” set forth above in this proxy statement.

Compensation Consultants

The Committee has the authority to engage the services of outside advisors. During fiscal 2008, the Committee engaged Compensia, Inc., a national compensation consulting firm, to assist with its analysis and review of the compensation of our executive officers and other aspects of our total compensation strategy. Compensia also advised the Committee with respect to the design and implementation of the Electronic Arts Executive Bonus Plan.

Compensia works directly with the Committee Chair and Committee members and sends all invoices, including descriptions of services rendered, to the Committee Chair for review and payment approval. Compensia performed no work for our management during fiscal 2008.

From time to time, our management separately engages consulting services in connection with our compensation practices. In fiscal 2008, we retained Frederic W. Cook & Co. to assist management and the Committee with a review of compensation levels for members of the Board, and Mercer Human Resources Consulting to assist management and the Committee with a review of the Company’s Key Employee Continuity Plan.

Role of Management

Some of our executives are involved in formulating executive compensation recommendations for the Committee and/or the Board. Ms. Gabrielle Toledano, our Executive Vice President of Human Resources, is responsible for conducting an annual analysis of market trends, providing documentation of individual executive performance, and creating initial recommendations of base salary adjustments, potential bonus payments, and potential equity awards for our executive officers. To assist in the development of these initial recommendations, our Human Resources Department participates in several comprehensive executive compensation surveys, including the IPAS Technology Survey and the Radford High Technology Executive Compensation Survey. Mr. Riccitiello reviews and provides input on these recommendations (except with respect to his own compensation) prior to and during review by the Committee.

Ms. Toledano also oversees the preparation of the Committee’s meeting materials, works with the Committee Chair to set the meeting agenda, and attends all Committee meetings. In addition, Mr. Riccitiello regularly attends Committee meetings (except when his own compensation is being discussed).

Competitive Positioning

In fiscal 2008, at the direction of the Committee, Compensia conducted a comprehensive analysis of our executive compensation program. This analysis was developed using data from the IPAS Technology and Radford High Technology Executive Compensation surveys, as well as publicly-available compensation information from a group of peer companies selected by our management with input from the Committee and Compensia. For fiscal 2008, this group of peer companies was updated from the fiscal 2007 peer group to (a) better focus on companies of comparable size, geographic markets, financial performance, and expected growth rates and (b) place a greater emphasis on companies that compete with us for executive talent in the media and entertainment industries.

The fiscal 2008 group of peer companies (the “Peer Group”) consisted of:

• Activision • Adobe Systems • Amazon • eBay • Hasbro • IAC Interactive Corporation • Intuit • Liberty Media Corporation	• Lions Gate Entertainment • Mattel • Symantec • Take-Two Interactive Software • THQ • Viacom • Warner Music Group • Yahoo!

Compensia compared each of our executive-level positions to similar positions as reflected in the survey data and the Peer Group information to establish base salary, target cash and equity incentive awards, and target total cash compensation ranges. This analysis was reviewed by Ms. Toledano and our Human Resources Department with Mr. Riccitiello for each executive-level position, and with the Committee for our Chief Executive Officer and other positions at or above the level of Senior Vice President.

The Committee used the survey data and the Peer Group information to validate the range of competitive pay for the business sectors in which we compete for executive talent. Based on its assessment of the competitive marketplace, the Company’s long-term strategic objectives, our need for a strong management team to help us achieve our operating objectives, and our desire to minimize retention risk, the Committee referenced the 50th to 75th percentile of the combined survey data and Peer Group information as the relevant range for base salaries, target bonus opportunities, and total cash compensation on average, and the 75th percentile for equity awards, for our executive officers.

During fiscal 2008, these base salary, target bonus opportunity, and target total cash compensation ranges were considered by management in formulating individual compensation recommendations for the Committee to consider. These ranges, together with management’s recommendations, served as a reference point for the Committee in reviewing and approving compensation determinations. Because these decisions were influenced by the Company’s actual financial and operational results, as well as each executive officer’s individual performance, his or her total cash compensation, and any individual compensation component, may be within, below, or above the market range for his or her position.

The market ranges established by Compensia also helped the Committee in assessing the competitive placement of our executive officers’ total direct compensation for fiscal 2008. The Committee’s assessment of the placement of an individual executive officer’s compensation relative to market range took into consideration the scope, complexity, and responsibility of the executive’s position in relation to positions in the data sources. In each case, the Committee exercised its judgment in interpreting the market ranges. An executive officer’s actual positioning relative to that market range was a result of the Committee’s assessment of the Company, business, and individual performance factors described below. In setting actual compensation, the Committee also considered each executive officer’s responsibility level, individual performance, and the Company’s actual financial and operational results for the year (as compared to the pre-established objectives and potential performance targets for the subsequent year). In addition, the Committee also compared the compensation of the executive officers with each other, as well as the highest-paid employees at the Company, to monitor internal pay equity. While the Committee does not use fixed ratios when conducting this analysis, typically it tries to ensure that the total compensation paid to each of our executive officers is reasonable when compared to our employees generally.

Compensation Elements

Our executive compensation program is comprised of three principal components: base salary; an annual cash bonus; and equity awards.

Base Salary

We believe that a competitive base salary is the essential foundation to providing an attractive total compensation package for our executives. Typically, base salaries are initially set to reflect an executive officer’s position, responsibilities, and experience, with subsequent adjustments based largely on individual performance and other factors as described below.

The Committee reviews and approves the base salaries for our executive officers, including the Named Executive Officers, as part of its annual compensation review, considering a number of factors, including the position’s complexity and level of responsibility, the position’s importance in relation to other executive positions, and an assessment of the executive’s performance. As previously described, Mr. Riccitiello, assisted by Ms. Toledano, annually performs an individual performance review for each executive officer, which is then provided to the Committee. The Nominating and Governance Committee of the Board, with the assistance of Ms. Toledano, reviews Mr. Riccitiello’s performance, which review is then provided to the Committee. In addition, as noted above, the Committee considers the third quartile of base salaries as reflected in the survey data and Peer Group information.

During its May 2007 compensation review, the Committee decided to adjust the base salaries of our executive officers, including the Named Executive Officers (other than Mr. Riccitiello and Mr. Moore), for fiscal 2008. These base salary increases were pro-rated to account for the additional time between the last annual review on February 15, 2006 and the new annual review effective date of June 1, 2007. The increases were, at 4.6% in the aggregate, approximately the same on a percentage basis as the annual base salary increases received by our non-executive employees for the year.

In addition, from time to time, the Committee may review and adjust the base salaries of certain executive officers at its discretion, including upon a change in an executive’s role or responsibilities and to ensure internal pay equity with other executive officers at a comparable level in the Company. During fiscal 2008, in connection with the Company’s reorganization, the Committee approved base salary increases for certain executive officers so that their compensation levels would be consistent with their peers in other areas of our business, taking into consideration various factors such as differences in experience.

Accordingly, during fiscal 2008 the Committee increased Mr. Jenson’s base salary by 4.5% to $595,204; Dr. Florin’s base salary by 3.1% to 752,281 Swiss francs; and Mr. Gibeau’s base salary to $500,000 which reflected an annual merit increase of 3.2% and a mid-year adjustment of 7.6% after he moved into the position of President of EA Games label. Mr. Riccitiello’s base salary was set at $750,000 when he was appointed Chief Executive Officer, effective April 2, 2007.

As part of its May 2008 compensation review, the Committee decided to adjust the base salaries of our executive officers, including the Named Executive Officers, effective June 1, 2008, for fiscal 2009. These adjustments, which were approximately 4% in the aggregate and were approximately the same on a percentage basis as other executives and employees, will be reflected as part of our fiscal 2009 compensation disclosure.

Annual Cash Bonus

We use cash incentives to deliver competitive total cash compensation to our executive officers that is linked to the achievement of both the Company’s annual financial objectives and individual performance objectives. For fiscal 2008, the Committee reviewed and approved target bonus opportunities for each executive officer, including the Named Executive Officers (expressed as a percentage of that executive’s base salary), intended to deliver target total cash compensation (base salary plus target bonus opportunity) in the third quartile of annual incentive compensation as reflected in the survey and Peer Group data. Mr. Riccitiello’s target bonus opportunity for fiscal 2008, which was 100% of his base salary, was established as part of the terms of his initial employment when he was appointed Chief Executive Officer effective April 2, 2007.

As with base salaries, the Committee seeks to deliver total cash compensation at levels within the third quartile to reflect target cash compensation opportunities that it believes are necessary to attract, motivate, reward, and retain highly-qualified executives while also allowing flexibility to recognize executives such as those who have additional responsibilities or skills which are critical to the Company’s success.

During fiscal 2008, the annual bonuses for our executive officers were determined in accordance with two separate annual incentive plans, the Electronic Arts Executive Bonus Plan (the “Executive Bonus Plan”) and a discretionary bonus plan in which both executive and non-executive employees were eligible to participate (the “Discretionary Bonus Program”). The Executive Bonus Plan was a cash bonus plan pursuant to which bonuses awarded to participating executive officers are intended to qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The Executive Bonus Plan required that the Company achieve at least 75% of a pre-established corporate financial performance metric in order to fund a pool from which participating executive officers were eligible to receive a bonus payment. Upon funding of the bonus pool, the Committee then determined the actual bonus payment of each participating executive officer, considering his or her individual target bonus opportunity and the factors set out in the Discretionary Bonus Program. Under the Executive Bonus Plan, the Committee could award a bonus payment at a participating executive officer’s target bonus level or at a lesser amount. However, the Committee could not increase the bonus payment above the target bonus opportunity level.

In May 2007, the Committee established the corporate financial performance metric as a measure of non-GAAP net income, adjusted to reflect, among other things, the impact of foreign exchange fluctuations, stock-based compensation, acquisition-related expenses, restructuring charges, and tax rate fluctuations, and to neutralize the impact of bonus accruals. Consistent with its historical practice, the Committee selected this metric for fiscal 2008 as a key measure of our ability to execute on our operating plan for the year and sustain achievement of the Company’s longer-term financial objectives. The non-GAAP net income fiscal 2008 target level (adjusted as described above) was directly tied to the Company’s fiscal 2008 internal operating plan and corresponded to the high end of the financial guidance for fiscal 2008 that the Company publicly disclosed in May 2007. The Committee set this target at what it considered to be an aggressive level to motivate high business performance and support our attainment of the Company’s longer-term financial objectives. Consequently, this target was designed to be challenging to attain. For fiscal 2008, the Company generated non-GAAP net income, adjusted as described above, sufficient to meet the minimum funding requirement under the Executive Bonus Plan.

The Committee then used the factors set forth in the Discretionary Bonus Program to determine the amount of each participating executive officer’s actual bonus payment. Under the Discretionary Bonus Program, bonus payments for fiscal 2008 were determined by taking into consideration:

•	the Company’s operating performance as a whole;

•	in certain cases where appropriate, the performance of the executive officer’s business unit; and

•	the executive officer’s individual performance, measured on the basis of his or her achievement of one or more individual performance objectives and milestones identified for the fiscal year, such as creating new label organizations and building leadership teams.

In fiscal 2008, the Company exceeded its internal net revenue target and made significant progress on a number of strategic initiatives to help position us for long-term growth, but came in below its non-GAAP net income target. For purposes of determining specific bonus amounts, the Company’s operating performance as a whole was initially assessed using the same non-GAAP net income target level as used in the Executive Bonus Plan but with a higher minimum payment threshold. Although the Company did not achieve the minimum non-GAAP net income performance threshold for the Discretionary Bonus Program in fiscal 2008, the Committee exercised its discretion and decided to award bonuses to our executive officers, including the Named Executive Officers. In reaching this decision, the Committee was influenced by several factors, including the Company’s strong revenue growth, the Company’s progress on its strategic, long-term initiatives such as the reorganization of the Company, the formation of a new leadership team consisting of several new executives, and our decision to delay the launch of several games in order to improve their quality. However, since the bonus payments made to our executive officers were intended to reflect our fiscal 2008 operating performance, they were less than they would have otherwise been had we achieved the non-GAAP net income target that was established in May 2007.

In the case of Mr. Riccitiello, the Board, based on the Committee’s recommendation, awarded a cash bonus of $625,350. This payment was based on the Company’s fiscal 2008 operating performance, Mr. Riccitiello’s achievement of his individual performance objectives for fiscal 2008, and his target bonus opportunity of 100% of his base salary.

In the case of Mr. Jenson, the Committee approved a cash bonus of $203,024 based on the Company’s fiscal 2008 operating performance, his achievement of his individual performance objectives for fiscal 2008, and his target bonus opportunity of 75% of his base salary.

In the case of Dr. Florin, the Committee approved a cash bonus of $349,358 based on the Company’s and European and North America Publishing divisions’ fiscal 2008 operating performance, his achievement of individual performance objectives for fiscal 2008, and his target bonus opportunity of 60% of his base salary.

In the case of Mr. Moore, the Committee approved a cash bonus of $330,000 based on the Company’s and the EA SPORTS label’s fiscal 2008 operating performance, his achievement of individual performance objectives for fiscal 2008, and his target bonus opportunity of 75% of his base salary.

In the case of Mr. Gibeau, the Committee approved a cash bonus of $299,542 based on the Company’s and the EA Games label’s fiscal 2008 operating performance, his achievement of individual performance objectives for fiscal 2008, and his target bonus opportunity of 75% of his base salary.

Equity Awards

We believe that alignment of the interests of our executive officers and our stockholders is significantly advanced through the issuance of equity awards as a portion of their total direct compensation. In this way, we reinforce the link between our stockholders and our executive officers’ focus on personal responsibility, creativity, and stockholder returns. We also believe that delivering a portion of their total direct compensation in the form of long-term equity awards helps encourage a long-term view in an industry that is subject to lengthy business cycles. Equity incentives such as stock options and restricted stock units (“RSUs”) also play an important role in our recruitment and retention strategies, as the competition for creative and technical talent and leadership in our industry is intense.

Executive officers are eligible to receive equity awards when they first join the Company, in connection with a significant change in responsibilities, annually to provide incentives for continued performance and retention of employment and, occasionally, to achieve internal parity between different executive positions. The target value granted to each executive is determined by the Committee in its judgment, after considering a number of factors, including the executive’s position and level of responsibility, an assessment of his or her performance, the value of equity awards for similar positions in the external market (as referenced by the 75th percentile in the survey data and Peer Group information), and internal parity among similarly-situated executives.

In February 2006, the Committee began granting target equity awards to our executive officers as a mix of stock options and RSU awards. This mix delivered 70% of the target equity award value in stock options and 30% of the target equity award value in RSUs. This compensation mix reflects the Committee’s belief that stock options are an important vehicle for encouraging equity ownership by executive officers and aligning their interests with the interests of our stockholders, whereas RSUs strengthen the retention of key employees. The Committee also reviews the estimated total pool of stock options and RSU awards to be granted to executive officers and other employees to ensure that share use remains in line with internal targets.

During its May 2007 compensation review, the Committee decided to grant equity awards to our executive officers, including the Named Executive Officers (except for Mr. Riccitiello and Mr. Moore) in view of their positions, responsibility, and an assessment of their performance. In August 2007, in connection with the reorganization of the Company, the Committee approved an equity-based retention program pursuant to which RSUs were granted to our executive officers, including the Named Executive Officers (other than Mr. Riccitiello and Mr. Moore). These RSUs first vest as to 50% of the shares on September 16, 2008 and as to the remaining 50% of the shares on October 16, 2009. Also in August 2007, the Committee approved stock option grants to certain executive officers, including certain of the Named Executive Officers, which vest as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months.

In the case of Mr. Jenson, the Committee approved: (i) in May 2007, (a) a stock option to purchase 35,000 shares of the Company’s common stock, vesting as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months, and (b) an RSU award of 5,000 shares, vesting as to 25% of the shares on each of the first four anniversaries of the grant date; and (ii) in August 2007, (a) a stock option to purchase 60,000 shares of the Company’s common stock, vesting as described above, and (b) 20,000 RSUs, vesting as noted above.

In the case of Dr. Florin, the Committee approved: (i) in May 2007, (a) a stock option to purchase 35,000 shares of the Company’s common stock, vesting as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months, and (b) an RSU award of 5,000 shares, vesting as to 25% of the shares on each of the first four anniversaries of the grant date; and (ii) in August 2007, 20,000 RSUs, vesting as noted above.

In the case of Mr. Gibeau, the Committee approved: (i) in May 2007, (a) a stock option to purchase 35,000 shares of the Company’s common stock, vesting as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months, and (b) an RSU award of 5,000 shares, vesting as to 25% of the shares on each of the first four anniversaries of the grant date; and (ii) in August 2007, (a) a stock option to purchase 100,000 shares of the Company’s common stock, vesting as described above, and (b) 20,000 RSUs, vesting as noted above.

Mr. Riccitiello’s equity award for fiscal 2008 was established as part of the terms of his initial employment when he was appointed Chief Executive Officer, effective April 2, 2007. The Committee recommended to the Board, and the Board determined, that Mr. Riccitiello’s initial equity award, in connection with his appointment as Chief Executive Officer, consist solely of stock options.

Equity Awards Grant Practices

All stock options granted to the Named Executive Officers in fiscal 2008 were granted at the fair market value (i.e., the closing price) of the Company’s common stock on the date of grant and vest as described in the Grants of Plan-Based Awards Table set forth below. RSU awards granted in fiscal 2008 to the Named Executive Officers vest as described in the footnotes to the Summary Compensation Table set forth below. All equity awards granted to executive officers were approved by the Committee in advance of the grant date and were made on the 16th of the month in which they were granted (or on the next NASDAQ trading day thereafter if the 16th of the month fell on a Saturday, Sunday, or holiday).

The Committee has delegated limited authority for determining and approving equity grants for non-executive employees, consisting of pre-defined size limits and vesting schedules, to a committee consisting of Mr. Riccitiello and Ms. Toledano, which we refer to as the “Management Committee.” The Management Committee is generally responsible for all equity awards to employees below the Senior Vice President level, up to an annual grant limit of stock options to purchase 30,000 shares and 10,000 RSUs. The Management Committee reports on its activities to the Committee on at least an annual basis.

Benefits and Retirement Plans

We provide a comprehensive benefits package to all of our regular, full-time employees, including the Named Executive Officers, which includes medical, dental, prescription drug, vision care, disability insurance, life insurance, a flexible spending plan, a tax-qualified Section 401(k) savings plan (or, in the case of Dr. Florin, a defined contribution plan for which all of the Company’s Swiss employees are eligible), an educational reimbursement program, an employee assistance program, an employee stock purchase plan, and holidays and personal time off, including vacation, sick, or personal days off.

We do not offer a retirement plan to our executive officers, including the Named Executive Officers, other than through participation in our tax-qualified Section 401(k) savings plan we offer to all eligible employees or a comparable savings plan in locations outside of the United States.

We maintain a nonqualified deferred compensation plan (the “DCP”) that allows certain employees, including the Named Executive Officers, and our directors to defer receipt of their base salary and annual cash bonus or director fees, as the case may be, into cash accounts that mirror the gains and/or losses of a variety of different investment funds. These investment funds correspond to the funds that we offer to participants in the tax-qualified Section 401(k) plan. Eligible employee-participants may defer receipt of up to 75% of their base salary and up to 100% of their bonus and/or commissions until a date or dates they specify. We are not required to make any contributions to the DCP and did not do so in fiscal 2008. None of the Named Executive Officers participated in the DCP during fiscal 2008.

Perquisites and Other Personal Benefits

Historically, we believe we have taken a conservative approach with respect to providing perquisites and other personal benefits to our executive officers, including the Named Executive Officers. While our executive officers generally receive the same benefits that are available to our other regular, full-time employees, they also receive certain other benefits, including access to a company-paid executive physical program, company-paid supplemental long-term disability insurance, and paid parking at locations where free parking is not available. We consider these benefits to be standard components of a competitive executive compensation package. In the case of the supplemental long-term disability insurance, our primary objective is to provide the same level of coverage as is available to all other regular, full-time employees but that is limited under our general policy due to covered earnings caps. In addition, company-provided air and ground transportation is limited solely to business travel.

We also provide certain benefits in connection with international and domestic assignments and relocations, including a housing allowance, a car allowance, and tax protection to offset costs incurred by our executives as a result of these assignments. In fiscal 2008, Dr. Florin and Mr. Moore received certain of these assignment-related benefits, which have been reported in the All Other Compensation column of the Summary Compensation Table set forth below.

Executive Changes

Appointment of New Chief Executive Officer

In February 2007, we entered into an agreement with Mr. Riccitiello, under which he was appointed as our Chief Executive Officer, effective April 2, 2007. Taking into consideration Mr. Riccitiello’s prior association with the Company as well as his more recent experience, the Committee viewed him as an individual with the requisite experience, skills, and acumen needed to assume this role. Accordingly, the Committee developed a total compensation package that it considered to be competitive for the chief executive officer of a large interactive entertainment company. At the same time, the Committee was sensitive to the need to integrate Mr. Riccitiello into our existing executive compensation structure, balancing both competitive and internal equity considerations.

Ultimately, the Committee settled on an employment offer comprising two principal pay components: regular ongoing and annual cash compensation and an equity award. The annual cash component was designed to be consistent with the Company’s compensation philosophy that a significant portion of cash compensation should be at risk and dependent on the Company’s financial and operational performance and the executive’s individual performance. The equity component, which is reflected below, was designed to ensure that Mr. Riccitiello received a long-term incentive that was appropriate for his role and responsibilities as Chief Executive Officer.

The material terms of Mr. Riccitiello’s compensation package in connection with his appointment as Chief Executive Officer of the Company were as follows:

•	An annual base salary of $750,000;

•	A target bonus opportunity equal to 100% of his annual base salary; and

•	A stock option to purchase a total of 850,000 shares of the Company’s common stock subject to the following vesting requirements:

•	An option to purchase 300,000 shares, vesting as to 24% of the shares on April 1, 2008, and then vesting in additional 2% increments on the first calendar day of each month thereafter for the following 38 months;

•	An option to purchase 275,000 shares, which will vest in full on April 1, 2010; and

•	An option to purchase 275,000 shares, which will vest in full on April 1, 2012.

Services Agreement with Former Chief Financial Officer

In March 2008, we entered into an agreement with Mr. Jenson concerning his departure from the Company. The material terms of Mr. Jenson’s ongoing employment during this transition period were as follows:

•	after a new Chief Financial Officer was appointed, he will remain an employee of the Company through September 30, 2008, unless he commenced employment with a new employer or until the occurrence of certain other conditions;

•	he will continue to receive his current salary and the other standard benefits available to executive officers in similar positions, including coverage under the Company’s health, life insurance, and disability plans and eligibility to participate in the Company’s Section 401(k) plan; and

•	he will remain eligible to participate in the Company’s discretionary bonus program for fiscal year 2008 at his current bonus target level (75% of base salary), subject to his being employed by the Company at the time annual bonus payments are made to other executive officers.

Fiscal 2009 Compensation Program Changes

During fiscal 2008, based on the results of the Committee’s comprehensive review of our executive compensation program and taking into consideration the recommendations of Ms. Toledano and Mr. Riccitiello, the Committee approved changes to the program. The Committee believes that the restructured program, which is effective in fiscal 2009, will better support the ongoing reorganization of our business. These changes, which are designed to ensure that our executive officers’ total direct compensation (the sum of base salary, annual cash bonus payments, and equity awards) is competitive and tied to performance, will result in two significant changes to our executive compensation program.

First, the Discretionary Bonus Program (renamed the “Annual Bonus Plan”) in which executive officers participate, has been updated. Actual bonus payouts will be determined based on (i) the Company’s performance as a whole, (ii) in certain cases where appropriate, the performance of an executive’s individual business unit, and (iii) the executive’s individual performance. The achievement of the objectives for each component will be determined independently based on the actual level of performance and results achieved for each objective. The component relating to the Company’s performance as a whole will be based on the achievement of a combination of the Company’s fiscal 2009 non-GAAP revenue and non-GAAP earnings per share. We also have implemented another bonus program for fiscal 2009, the Label Incentive Program. The Label Incentive Program is intended primarily for members of our label development teams. The Label Incentive Program rewards development employees based on the profitability of their labels, studios, and the products on which they work.

Second, to further strengthen the link between our executive compensation program and our operating performance, our executive officers, including the Named Executive Officers, were granted performance-based RSUs. These performance-based RSUs are designed to vest in three equal amounts, with the vesting of each amount being contingent upon our achievement of one of three progressively higher non-GAAP net income targets, the highest of which corresponds to our long-term non-GAAP financial income objectives for fiscal 2011. These performance-based RSUs were granted to our executive officers in lieu of the annual stock option grants they would have otherwise been eligible to receive in fiscal 2009 and fiscal 2010 had we not implemented the performance-based RSU program. Consistent with our compensation philosophy, certain of these executive officers were also granted service-based RSUs vesting over a four-year period. The size of these service-based RSU grants corresponded to 30% of the total equity award value for fiscal 2009 that each executive officer would have received had we continued to grant stock options (instead of the performance-based RSUs). We believe this combination of performance-based and service-based RSUs will motivate our executive officers to help us achieve our long-term business objectives and, secondarily, will serve to strengthen our retention of these individuals.

Post-Employment Arrangements

Change of Control Plan

In February 2008, our Board of Directors approved a “double-trigger” change of control plan, entitled the Electronic Arts Inc. Key Employee Continuity Plan (the “CoC Plan”). Pursuant to the CoC Plan, any eligible employee, including the Named Executive Officers, may receive certain benefits if his or her employment is terminated either without “cause” (as defined in the CoC Plan) or if he or she resigns for “good reason” (as defined in the CoC Plan) during the 12-month period following a change of control of the company or if his or her employment is terminated “without cause” during the two-month period preceding a change of control of the company. Eligible employees include all employees at the level of vice president and above.

The CoC Plan benefits include:

•	a cash severance payment based on a multiple of base salary and target bonus or annual incentive opportunity;

•	continued health benefits for a period ranging from six to 18 months, depending on the executive’s position with the Company; and

•	full and immediate vesting of all outstanding and unvested equity awards (other than certain portions of performance-based awards, which may be subject to acceleration depending on the specific terms of such awards).

The cash severance payment that Mr. Riccitiello, company-level presidents (including the presidents of our labels and our president of publishing), and executive vice presidents (including Mr. Brown, our Chief Financial Officer) are entitled to receive upon a qualifying termination of employment under the CoC Plan is equal to 150% of the sum of that executive’s annual base salary and target annual bonus or incentive opportunity. We believe that this level of severance benefits will assist us in recruiting talented individuals to join and remain a part of our management team. From time to time, we may recruit executives from other companies where they have job security, tenure and career opportunities. In accepting a position with us, an executive is often giving up his or her current job stability for the challenges and potential risks of a new position. This severance benefit mitigates the harm that the executive would suffer if he or she were terminated by the Company for reasons beyond his or her control in conjunction with a change of control of the Company. Severance benefits also allow existing executives to focus on the Company’s business without being unduly distracted by concerns about their job security in the event of a change of control. Finally, we expect that these severance benefits will act as an additional incentive for eligible participants to comply with their post-termination covenants, such as the non-solicitation requirement described below, and confidentiality obligations.

Upon a change of control of the Company, an executive may be subject to certain excise taxes imposed under Section 280G of the Internal Revenue Code (“Section 280G”). The CoC Plan does not provide for any additional payments (for example, tax gross-ups or reimbursements) in the event that the benefits under the CoC Plan and other arrangements offered by the Company or its affiliates cause an executive to owe an excise tax under Section 280G. However, the CoC Plan provides that, if an executive would receive a greater net after-tax benefit by having CoC Plan benefits reduced to an amount that would avoid the imposition of the Section 280G excise tax, his or her cash severance payment will be reduced accordingly.

As a condition to each executive’s right to receive the benefits provided under the CoC Plan, the executive is required to execute a waiver of claims against the Company and will be bound by the terms of a non-solicitation agreement prohibiting the executive, for a one-year period following his or her termination of employment, from soliciting our employees to leave the Company.

Severance Plan

We maintain an ERISA-governed severance plan (the “Severance Plan”) that applies to (a) all of our U.S.-based employees whose jobs are terminated due to a reduction in force and (b) any other employee we select to participate in the plan upon his or her termination of employment. Under the Severance Plan, eligible employees may receive a cash severance payment equal to two weeks of pay, with any additional payments to be determined solely at our discretion. In addition, under the Severance Plan, we will pay the premiums for continued health benefits, if such benefits are continued pursuant to COBRA, for a time period equal to the number of weeks of cash severance paid.

Any severance arrangements with our executive officers, including the Named Executive Officers, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Committee. In the event of a change of control of the Company, the cash severance payment payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the CoC Plan.

On September 26, 2006, in connection with the establishment of our international publishing headquarters in Geneva, Switzerland, we entered into an employment agreement with Dr. Florin setting forth the terms and conditions of his employment with the Company in recognition of his relocation to Geneva. The agreement provides for:

•	a notice period of six months in the event of termination of his employment (other than for gross misconduct);

•	a redundancy payment of 16 weeks base salary (determined by the number of years of Dr. Florin’s previous service to the Company according to our standard policy regarding the calculation of redundancy payments) in the event that Dr. Florin is made redundant (that is, the Company no longer requires the services for which he is employed, or his position is relocated to another company entity) within three years of the effective date of the agreement; and

•	payment of air fare and the cost of relocation of household goods for him and his family back to the United Kingdom in the event that he is made redundant within two years of the effective date of the agreement.

Treatment of Stock Options Upon Retirement

In May 2004, we implemented a special retirement provision in connection with the exercise of outstanding vested stock options following a qualifying termination of employment. All stock option grants made after April 2004 to employees, including the Named Executive Officers, contain this provision. Under the standard provisions of our employee stock option plans, an optionee generally has three months following his or her termination of employment to exercise his or her stock options that had vested as of his or her termination date. After three months, these options expire. For an optionee whose length of service to the Company plus age equals 60, and whose length of service is at least 10 years, this special retirement provision extends this post-termination exercise period up to 60 months following termination of employment (but in no event beyond the original term of the stock option).

Non-Competition and Non-Solicitation Agreements

Each of our newly-hired employees, including our executive officers, must enter into a standard proprietary information agreement, which includes a provision that prohibits for one year after termination solicitation of our employees to leave the Company. In addition, payouts under our CoC Plan are conditioned upon an executive officer’s acceptance of a non-solicitation provision for a period of one year from the date of his or her termination of employment.

Dr. Florin’s employment agreement contains the following additional restrictions, which apply for a six-month period following the termination of his employment:

•	a prohibition on soliciting or providing goods or services to, in competition with the Company, certain customers of the Company;

•	a prohibition on contracting with or engaging, in competition with the Company, certain suppliers of the Company;

•	a prohibition on employing, or engaging or offering employment to, certain employees of the Company; and

•	a restriction on competing with the Company in Switzerland.

Stock Ownership Requirements

In fiscal 2004, the Board implemented stock ownership requirements for all of our executive officers who are subject to Section 16 of the Securities Exchange Act of 1934. These requirements are based on multiples of the executive officer’s base salary, and range from one to six times an individual’s annual base salary depending on his or her level within the Company. In some cases, these requirements are phased in on the basis of the executive officer’s tenure.

The Committee monitors these stock ownership requirements and believes that they further align the interests of our executive officers with those of our stockholders. As of March 31, 2008, each of our executive officers, including the Named Executive Officers, had either met his or her then-applicable ownership requirements or had not yet reached the date on which he or she is required to meet his or her ownership requirement.

Stock Trading Policy

We have adopted a policy designed to promote compliance by all of our employees with both federal and state insider trading laws. Under this policy, certain employees (including all of our executive officers) who regularly have access to material, non-public information about the Company are prohibited from buying or selling shares of the Company’s common stock during periods when the Company’s trading window is closed (unless such transactions are made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan). When the trading window is open, these employees (including all of our executive officers) are prohibited from buying or selling shares of the Company’s common stock while in possession of material, non-public information about the Company and must request a trading clearance from our General Counsel prior to engaging in a trading transaction (unless such transaction is made pursuant to a pre-approved Exchange Act Rule 10b5-1 trading plan).

In addition, we believe it is improper and inappropriate for any of our employees to engage in any transaction designed to result in a benefit from a decline in the trading price of the Company’s common stock. As such, our directors, executive officers, and other employees may not engage in short sales of shares of the Company’s common stock under any circumstances, including trading in puts and calls that increase in value from a decline in the trading price of our stock.

Tax and Accounting Policies

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the ability of a public company to deduct the remuneration of its chief executive officer and each of the next three most highly compensated executive officers other than its chief financial officer (the “covered employees”) in excess of $1 million, except for certain compensation which qualifies as “performance-based compensation.” Under this exception, certain types of compensation are deductible by the Company without regard to the $1 million limitation if certain conditions are satisfied and the plan or arrangement is approved by stockholders. We have endeavored to structure our executive compensation plans and arrangements to maximize deductibility under Section 162(m) with minimal sacrifices of flexibility and impact on corporate objectives. The Executive Bonus Plan is designed to operate consistent with this strategy.

Further, the Committee has structured our use of stock options in a manner intended to ensure deductibility of the amounts realized upon an option exercise. While the Committee has had the ability to grant performance-based RSUs that would qualify for the “performance-based compensation” exception to Section 162(m), it had not done so prior to May 2008, when the Committee granted the performance-based RSUs described above.

With respect to non-equity compensation arrangements, the Committee has reviewed the terms of those arrangements most likely to be subject to the $1 million limitation of Section 162(m). In fiscal 2008, the compensation paid to Peter Moore, which included a signing bonus and relocation-related financial assistance, exceeded the Section 162(m) deductibility threshold by approximately $926,000. Pursuant to guidance from the
Internal Revenue Service, Mr. Jenson, our former Chief Financial Officer, was not considered a covered employee for purposes of Section 162(m) during fiscal 2008.

While the Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with our executive officers, deductibility will not be the only, or necessarily the primary, factor in determining appropriate levels or modes of compensation. Since corporate objectives may not always be consistent with the requirements for full deductibility, it is possible that we may, if consistent with our compensation philosophy, enter into compensation arrangements in the future under which payments are not fully deductible under Section 162(m).

Accounting for Stock-Based Compensation

In fiscal 2007, we began accounting for stock-based compensation awards in accordance with the requirements of SFAS No. 123(R), “Share-Based Payment”. The comparable compensation expense of RSUs and stock options under SFAS No. 123(R) has removed a financial reporting disincentive to use RSUs that existed before we began expensing stock options under that accounting standard. As such, in anticipation of the adoption of SFAS No. 123(R), we began granting RSUs to certain overtime-eligible employees during calendar year 2005. In calendar year 2006, we expanded the use of RSUs to all employee groups, including our executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that EA specifically incorporates it by reference into a filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Linda J. Srere (Chair)

Leonard S. Coleman, Jr.

Richard Simonson

FISCAL 2008 SUMMARY COMPENSATION TABLE

The following table shows information concerning the compensation earned during fiscal 2008 by our Chief Executive Officer, our Chief Financial and Administrative Officer and our next three most highly compensated executive officers. We refer to these individuals collectively as the “Named Executive Officers”. The following table also includes information for those Named Executive Officers whose compensation was included in our 2007 proxy statement.

								Non Equity
						Stock	Option	Incentive Plan	All Other
		Salary		Bonus		Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)		($)		($)(1)	($)(2)	($)(3)	($)(4)		($)

JOHN S. RICCITIELLO	2008	750,000		—		—	3,663,074	625,350	3,958		5,042,382
Chief Executive Officer
WARREN C. JENSON(5)	2008	591,243		—		544,394	286,073	203,024	12,255		1,636,989
Executive Vice President, Chief Financial and Administrative Officer	2007	571,392		—		203,242	2,080,784	637,226	2,126,071	(6)	5,618,715
GERHARD FLORIN	2008	752,599	(7)	—		540,200	1,410,280	349,358	501,061	(8)	3,553,498
Executive Vice President, Publishing	2007	558,679	(9)	—		215,712	1,805,005	526,874	501,172	(10)	3,607,442
PETER MOORE	2008	317,308		1,500,000	(11)	356,729	807,631	330,000	190,073	(12)	3,501,741
President, EA SPORTS
FRANK GIBEAU	2008	484,395		—		1,000,070	1,360,605	299,542	9,885		3,154,497
President, EA Games

(1)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of restricted stock units granted to the Named Executive Officers in fiscal 2008 as well as prior fiscal years. No stock awards were forfeited by any of the Named Executive Officers in fiscal 2008. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. For additional information regarding the specific terms of restricted stock units granted to the Named Executive Officers in fiscal 2008, see the “Fiscal 2008 Grants of Plan-Based Awards Table” below.

(2)	Represents the expense recognized by EA for financial statement reporting purposes in accordance with SFAS No. 123(R), as modified to exclude the impact of estimated forfeitures related to service-based vesting conditions, for awards of stock options granted to the Named Executive Officers in fiscal 2008 as well as prior fiscal years. No stock options were forfeited by any of the Named Executive Officers in fiscal 2008. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). For a more detailed discussion on the valuation model and assumptions used to calculate the fair value of EA’s stock options, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008. For additional information regarding the specific terms of stock options granted to the Named Executive Officers in fiscal 2008, see the “Fiscal 2008 Grants of Plan-Based Awards Table” below.

(3)	Represents amounts awarded under EA’s Executive Bonus Plan for fiscal 2008.

(4)	Includes (a) Basic and Group Term Life Insurance Premiums, Executive Disability, and Executive Physical fees paid for the benefit of certain Named Executive Officers, as follows: $3,958 for Mr. Riccitiello, $5,505 for Mr. Jenson, $3,766 for Mr. Moore, and $3,135 for Mr. Gibeau in fiscal 2008; and (b) company-matching 401(k) contributions of $6,750 earned by Mr. Jenson and Mr. Gibeau in fiscal 2008.

(5)	Mr. Jenson ceased being Chief Financial and Administrative Officer effective April 14, 2008.

(6)	Includes (a) $2,000,000 forgiveness of a loan to Mr. Jenson; (b) $43,630 in imputed interest income on the loan; (c) $26,648 paid on behalf of Mr. Jenson for relocation-related costs, including storage and shipping of household goods; (d) $41,495 for the tax gross-up related to relocation costs incurred during and prior to fiscal 2007; (e) $1,098 of term life insurance and disability premiums in fiscal 2007; and (f) company-matching 401(k) contributions of $13,200 earned by Mr. Jenson for fiscal 2007.

(7)	During fiscal 2008, Dr. Florin was on payroll in Geneva, Switzerland and paid in Swiss francs. The amounts reflected in the Summary Compensation Table above (other than equity awards and Dr. Florin’s fiscal 2008 bonus) were converted into U.S. dollars based on the exchange rates in effect on March 31, 2008.

(8)	Includes (a) $234,398 in company-paid relocation and international assignment expenses, of which $191,626 was paid in the form of a housing allowance, $8,132 was related to language training, $25,640 related to dependent education, and $9,000 related to tax preparation assistance; (b) $135,556 in company-matching defined contribution plan contributions; (c) $25,138 in automobile and fuel allowance received by Dr. Florin for which all senior employees and members of management resident in Switzerland are generally eligible; (d) $4,302 of company-paid medical and life insurance premiums and related benefits and (e) tax gross-up of $101,667 for fiscal 2008.

(9)	During fiscal 2007, Dr. Florin was on payroll in the United Kingdom from April 1, 2006 through August 31, 2006, and on payroll in Geneva, Switzerland from September 1, 2006 through March 31, 2007. As such, Dr. Florin’s salary and other compensation (other than equity awards) were paid in either British pounds or Swiss francs. The amounts reflected in the Summary Compensation Table above (other than equity awards and Dr. Florin’s fiscal 2007 bonus) were converted into U.S. dollars based on exchange rates in effect on March 31, 2007.

(10)	Includes (a) $383,022 in company-paid relocation and international assignment expenses, of which $198,418 was paid in the form of a housing allowance, $49,118 paid as a one-time cash relocation allowance, $45,997 related to storage and shipping of household goods, $25,693 related to temporary living expenses, $24,846 related to dependent education, $12,260 related to tax preparation assistance, and the remainder related to various other relocation-related expenses; (b) $80,865 in company-matching defined contribution plan contributions; (c) $23,309 in automobile and fuel allowance received by Dr. Florin for which all senior employees and members of management resident in the UK and Switzerland are generally eligible; and (d) $13,976 of company-paid medical and life insurance premiums and related benefits for fiscal 2007.

(11)	Represents hiring bonus of $1,500,000.

(12)	Includes (a) $139,390 for relocation-related costs, including costs of a househunting trip, temporary housing, home sale costs and storage and shipping of household goods; and (b) $46,917 for the tax gross-up related to the relocation costs incurred during fiscal 2008. For more information regarding Mr. Moore’s compensation, see “Compensation Discussion and Analysis” above.

FISCAL 2008 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows information regarding equity and non-equity plan-based awards granted to the Named Executive Officers during fiscal 2008.

						All Other		All Other
						Stock		Option			Grant Date
						Awards:		Awards:		Exercise	Fair
						Number of		Number of		or Base	Value of
						Shares of		Securities		Price	Stock and
			Estimated Future Payouts Under Non-EquityIncentive Plan Awards(2)			Stock or		Underlying		of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date(1)	Date(1)	($)	($)	($)	(#)(3)		(#)(4)		($/Sh)(5)	($)(6)

John S. Riccitiello	—	—	—	750,000	2,250,000
	5/10/2007	2/12/2007						850,000	(7)	49.90	16,002,578
Warren C. Jenson	—	—	—	446,403	1,785,612
	6/18/2007	5/10/2007						35,000	(8)	49.71	586,156
	6/18/2007	5/10/2007				5,000	(9)			—	248,550
	8/16/2007	8/3/2007				20,000	(10)			—	1,016,000
	8/16/2007	8/3/2007						60,000	(8)	50.80	1,016,418
Gerhard Florin	—	—	—	451,559	2,257,797
	6/18/2007	5/10/2007						35,000	(8)	49.71	586,156
	6/18/2007	5/10/2007				5,000	(9)			—	248,550
	8/16/2007	8/3/2007				20,000	(10)			—	1,016,000
Peter Moore	—	—	—	412,500	1,650,000
	9/17/2007	6/5/2007						350,000	(8)	53.73	6,269,550
	9/17/2007	6/5/2007				50,000	(11)			—	2,686,500
Frank Gibeau	—	—	—	375,000	1,500,000
	6/18/2007	5/10/2007						35,000	(8)	49.71	586,156
	6/18/2007	5/10/2007				5,000	(9)			—	248,550
	8/16/2007	8/3/2007						100,000	(8)	50.80	1,694,030
	8/16/2007	8/3/2007				20,000	(10)			—	1,016,000

(1)	Each grant was approved on the approval date indicated above by our Compensation Committee for grant on the specific grant date indicated above. For more information regarding our grant date policy, see “Compensation Discussion and Analysis” above.

(2)	The target incentive amounts shown below reflect our annual cash bonus plan awards originally provided under the Electronic Arts Executive Bonus Plan and represent the target awards pre-established as a percent of salary. The maximum amounts represent the greatest payout which can be made if the pre-established performance level is met or exceeded. Actual 2008 Executive Bonus Plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(3)	Represents awards of restricted stock units granted under our 2000 Equity Incentive Plan, as amended. Upon vesting, each restricted stock unit automatically converts into one share of EA common stock, and does not have an exercise price or expiration date. The restricted stock units are not entitled to receive dividends, if any, paid by EA on its common stock.

(4)	Represents stock options granted under our 2000 Equity Incentive Plan, as amended.

(5)	The exercise price of all stock options was 100% of the fair market value on the date of grant (based on the closing price of our common stock on the NASDAQ Global Select Market on the date of grant).

(6)	Represents the value estimated by EA for reporting purposes only in accordance with SFAS No. 123(R) for awards of stock options and restricted stock units. The amounts reflected above represent the value determined by EA for reporting purposes only and do not reflect whether the recipient has actually realized a financial benefit from the awards. For additional information regarding the valuation methodology used by EA, see note 12, “Stock-Based Compensation and Employee Benefit Plans”, of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

(7)	Stock option vests as follows: (a) 300,000 shares will vest on our standard terms, with 24% of these shares vesting on April 1, 2008 and the remaining shares vesting in additional 2% increments on the first calendar day of each month thereafter for the following 38 months; (b) 275,000 shares will vest on April 1, 2010; and (c) 275,000 shares will vest on April 1, 2012.

(8)	Stock option vests as to 24% of the shares on the first day of the calendar month that includes the one-year anniversary of the option grant date, and will then vest and become exercisable as to an additional 2% of the shares on the first calendar day of each month thereafter for 38 months.

(9)	Restricted stock units vest as to 25% of the shares on each of the first three anniversaries of the grant date, with the remaining shares vesting on the fourth anniversary of the grant date.

(10)	Restricted stock units vest as to 50% of the shares on September 16, 2008 and the remaining 50% of the shares on October 16, 2009.

(11)	Restricted stock units vest as to 50% of the shares on the second anniversary of the grant date and the remaining 50% of the shares on the fourth anniversary of the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows information regarding all outstanding equity awards held by the Named Executive Officers as of the end of fiscal 2008.

	Option Awards					Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised		Option		Stock That		Stock That
	Options	Options		Exercise	Option	Have Not		Have Not
	(#)(1)	(#)(1)		Price	Expiration	Vested		Vested
Name	Exercisable	Unexercisable		($)	Date	(#)(1)(2)		($)(2)

John S. Riccitiello	0	850,000	(3)	49.90	5/10/2017
Warren C. Jenson	50,000	0		30.82	6/24/2012
	235,000	0		30.82	6/24/2012
	120,000	0		48.79	10/24/2013
	50,000	50,000	(4)	64.92	3/1/2015
	26,250	26,250	(5)	52.03	3/1/2016
	0	35,000	(6)	49.71	6/18/2017
	0	60,000	(7)	50.80	8/16/2017
						3,750	(8)	185,025
						5,000	(9)	246,700
						20,000	(10)	986,800
Gerhard Florin	100,000	0		31.32	10/7/2012
	50,000	0		31.32	10/7/2012
	8,473	0		30.60	6/20/2011
	40,000	0		48.79	10/24/2013
	80,000	0		48.79	10/24/2013
	37,000	13,000	(11)	64.92	3/1/2015
	37,500	37,500	(4)	64.92	3/1/2015
	0	75,000	(12)	57.42	9/2/2015
	17,499	17,501	(5)	52.03	3/1/2016
	13,125	39,375	(13)	51.64	8/16/2016
	0	35,000	(6)	49.71	6/18/2017
						2,500	(8)	123,350
						5,625	(14)	277,538
						5,000	(9)	246,700
						20,000	(10)	986,800
Peter Moore	0	350,000	(15)	53.73	9/17/2017
						50,000	(16)	2,467,000
Frank Gibeau	12,600	0		31.32	10/7/2012
	60,000	0		48.79	10/24/2013
	0	100,000	(12)	57.42	9/2/2015
	17,500	17,500	(5)	52.03	3/1/2016
	17,500	52,500	(13)	51.64	8/16/2016
	0	35,000	(6)	49.71	6/18/2017
	0	100,000	(7)	50.80	8/16/2017
						2,500	(8)	123,350
						14,063	(17)	693,868
						20,000	(10)	986,800
						5,000	(9)	246,700
						4,688	(17)	231,306
						7,500	(14)	370,050

(1)	Unless otherwise noted, all stock options and restricted stock units were granted pursuant to EA’s 2000 Equity Incentive Plan.

(2)	Represents restricted stock units. The market value was calculated by multiplying the number of unvested restricted stock units by $49.34, the closing price of EA’s common stock on March 28, 2008, the last trading day of fiscal 2008.

(3)	Stock option vests as follows: (a) 300,000 shares will vest on our standard terms, with 24% of these shares vesting on April 1, 2008 and the remaining shares vesting in additional 2% increments on the first calendar day of each month thereafter for the following 38 months; (b) 275,000 shares will vest on April 1, 2010; and (c) 275,000 shares will vest on April 1, 2012.

(4)	Options vested and became exercisable as to 25% of the original grant on March 1, 2007 and 25% on March 1, 2008, and will continue to vest as to the remaining 50% on March 1, 2009.

(5)	Option vested and became exercisable as to 24% of the original grant on February 1, 2007, then vests as to an additional 2% of the original grant each month until April 1, 2010.

(6)	Option vests as to 24% on June 1, 2008, then vests as to an additional 2% of the original grant each month until August 1, 2011.

(7)	Option vests as to 24% on August 1, 2008, then vests as to an additional 2% of the original grant each month until October 1, 2011.

(8)	Restricted stock units vested as to 25% of the original grant on March 1, 2007 and 25% on March 1, 2008, and will continue to vest as to the remaining 50% on March 1, 2009.

(9)	Restricted stock unit vests as to 25% of the original grant on June 16, 2008, 25% on June 16, 2009, 25% on June 16, 2010 and the remaining 25% on June 16, 2011.

(10)	Restricted stock unit vests as to 50% of the shares on September 16, 2008 and the remaining 50% of the shares on October 16, 2009.

(11)	Option vested and became exercisable as to 24% on the anniversary of the original grant on February 1, 2006, then vests as to an additional 2% of the original grant each month until April 1, 2009.

(12)	Option vests and becomes exercisable as to 100% of the original grant on September 2, 2009.

(13)	Options vested and became exercisable as to 25% of the original grant on July 1, 2007 and will continue to vest as to 25% on July 1, 2008, 25% on July 1, 2009 and the remaining 25% on July 1, 2010.

(14)	Restricted stock units vest as to 25% of the original grant on August 16, 2007, then vest as to an additional 25% on August 16, 2008, and the remaining 50% on August 16, 2009.

(15)	Option vests as to 24% on September 1, 2008, then vests as to an additional 2% of the original grant each month until November 1, 2011.

(16)	Restricted stock unit vests as to 50% of the shares on September 17, 2009 and the remaining 50% of the shares on September 17, 2011.

(17)	Restricted stock award granted in conjunction with the 2006 Option Exchange program. Restricted stock shares vested as to 25% of the original grant on August 1, 2007 and will continue to vest as to 25% on August 1, 2008 and the remaining 50% on August 1, 2009.

FISCAL 2008 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows all stock options exercised and value realized upon exercise and all restricted stock units vested and value realized upon vesting by the Named Executive Officers during fiscal 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)(1)	(#)(2)	($)(3)

John S. Riccitiello	—	—	—	—
Warren C. Jenson	300,000	8,510,820	1,875	88,669
Gerhard Florin	10,000	299,056	3,125	152,938
Peter Moore	—	—	—	—
Frank Gibeau	—	—	9,999	488,164

(1)	The value realized upon the exercise of stock options is calculated by (a) subtracting the option exercise price from the market value on the date of exercise to get the realized value per share, and (b) multiplying the realized value per share by the number of shares underlying options exercised.

(2)	Represents restricted stock units that vested during fiscal 2008. Shares of EA common stock, net of shares withheld for tax purposes, are issued upon vesting of restricted stock units.

(3)	The value realized upon vesting of restricted stock units is calculated by multiplying the number of restricted stock units vested by the closing price of EA common stock on the vest date.

POTENTIAL PAYMENTS UPON CHANGE OF CONTROL

The following table sets forth potential payments under the CoC Plan to the Named Executive Officers upon termination without “cause” or resignation for “good reason” occurring during the two-month period before or the twelve-month period after a change in control of the company. Under the CoC Plan, an eligible employee is not entitled to any payments or benefits in the event he or she voluntary resigns or is terminated for cause. For purposes of the table below, we have assumed a termination date of March 28, 2008, the last NASDAQ trading day of fiscal 2008. For further information on the CoC Plan, see “Post-Employment Arrangements” in the Compensation Discussion and Analysis above.

				Restricted Stock
			Restricted Stock	Units
	Cash Severance		Units	(performance-based)
	Award ($)(1)	Stock Options ($)(2)	(time-based)($)(3)	($)(4)	Other ($)(5)	Total ($)

John S. Riccitiello	2,250,000	—	—	—	66,596	2,316,596
Warren C. Jenson	1,562,411	—	1,418,525	—	35,998	3,016,934
Gerhard Florin	1,815,408	—	1,634,388	—	9,052	3,458,848
Peter Moore	1,443,750	—	2,467,000	—	44,961	3,955,711
Frank Gibeau	1,312,500	—	2,652,074	—	62,686	4,027,260

(1)	Represents the sum of each Named Executive Officer’s base salary and target bonus incentive opportunity (as of March 28, 2008) multiplied by 1.5.

(2)	Represents the value of unvested outstanding options that would accelerate and vest on a qualifying termination or change of control occurring as of March 28, 2008. In the case of stock options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of our common stock on March 28, 2008 and the per share exercise price. All of the unvested options for the Named Executive Officers had exercise prices that were above the closing price of the Common Stock on March 28, 2008.

(3)	Represents the value of unvested restricted stock or restricted stock units that would accelerate and vest on a qualifying termination or change of control occurring on March 28, 2008. The value was calculated by multiplying the number of restricted stock units and shares of restricted stock that would accelerate by the per share closing price of our common stock on March 28, 2008. Mr. Riccitiello had no restricted stock or restricted stock units as of March 28, 2008.

(4)	While no performance-based equity had been granted to the Named Executive Officers as of March 28, 2008, performance-based restricted stock unit grants were made to each of the Named Executive Officers on May 16, 2008. Upon a change of control, these grants would convert to time-based grants and would accelerate in the same way that other time-based grants accelerate under the CoC Plan.

(5)	Includes eighteen months of post-termination health benefits and any accrued paid time off/vacation pay.

EQUITY COMPENSATION PLAN INFORMATION

We have four equity incentive plans (excluding plans assumed or adopted by EA in connection with acquisitions, as described in the footnotes below) that have been approved by our stockholders and under which our common stock is or has been authorized for issuance to employees or directors: the 1991 Stock Option Plan; the 1998 Directors’ Stock Option Plan; the 2000 Equity Incentive Plan; and the 2000 Employee Stock Purchase Plan.

In the past, we have granted options to certain individuals (not employees or directors) under our Celebrity and Artist Stock Option Plan. This plan was not approved by our stockholders, has since expired, and no future grants will be made under it. We have also granted restricted stock units and notes payable solely in shares of our common stock to certain employees in connection with our acquisition of VG Holding Corp. (“VGH”) without stockholder approval in accordance with applicable NASDAQ listing standards.

The following table and related footnotes gives aggregate information regarding grants under all of our equity incentive plans as of the end of fiscal 2008, including the 2000 Equity Incentive and 2000 Employee Stock Purchase Plans, which are proposed to be amended at the 2008 Annual Meeting as described in “Proposals to Be Voted On” above and in Appendices A and B to this proxy statement.

				Number of Securities
				Remaining Available for
	Number of Securities to		Weighted-Average	Future Issuance Under
	be Issued upon Exercise		Exercise Price	Equity Compensation Plans
	of Outstanding Options,		of Outstanding Options,	(Excluding Securities
Plan Category(1)	Warrants and Rights		Warrants and Rights	Reflected in Column A)
	(A)		(B)	(C)

Equity compensation plans approved by security holders	37,776,154	(2)(3)	$43.63 (4)	21,031,921 (5)
Equity compensation plans not approved by security holders	2,780,044	(6)	— (4)	—

Total	40,556,198			21,031,921

(1)	The table does not include information for equity incentive plans we assumed in connection with our acquisitions of Maxis in 1997, Criterion Software in 2004, JAMDAT Mobile Inc. in 2006 and VGH in 2008. As of March 29, 2008, a total of: (a) 246,345 shares of common stock were issuable upon exercise of outstanding options issued under the 1995 Maxis stock option plan, with a weighted average exercise price of $27.77; (b) a total of 5,435 shares were issuable upon exercise of outstanding options issued under the Criterion stock option plan, with a weighted average exercise price of $1.61; (c) a total of 7,852 shares were issuable upon exercise of outstanding options issued under the JAMDAT Amended and Restated 2000 Stock Incentive Plan, with a weighted average exercise price of $2.01; (d) a total of 592,652 shares were issuable upon exercise of outstanding options with a weighted average exercise price of $48.18, and 1,196 unvested restricted stock units were outstanding under the JAMDAT 2004 Equity Incentive Plan; and (e) a total of 1,248,510 shares were issuable upon exercise of outstanding options with a weighted average exercise price of $36.16, and 247,261 unvested restricted stock units were outstanding under the VG Holding Corp. 2005 Stock Incentive Plan, as amended. No shares remain available for issuance under the Maxis, Criterion, JAMDAT or VGH plans.

(2)	Includes (a) 2,687,551 shares of common stock issuable upon exercise of outstanding options under our 1991 Stock Option Plan, with a weighted average exercise price of $17.32; (b) 315,410 shares of common stock issuable upon exercise of outstanding options under the 1998 Directors’ Stock Option Plan, with a weighted average exercise price of $32.14; (c) 30,973,391 shares of common stock issuable upon exercise of outstanding options under the 2000 Equity Incentive Plan, with a weighted average exercise price of $46.03; and (d) 3,799,802 unvested restricted stock units were outstanding under the 2000 Equity Incentive Plan. The 1991 Stock Option Plan has expired and no further grants may be made under it.

(3)	Does not include 206,239 unvested shares of restricted stock outstanding as of March 29, 2008 and issued pursuant to the 2000 Equity Incentive Plan.

(4)	Restricted stock unit awards and notes payable solely in shares of common stock do not have an exercise price and therefore are not included in the calculation of the weighted average exercise price.

(5)	Includes (a) 17,264,813 shares available for issuance under the 2000 Equity Incentive Plan, (b) 41,379 shares available for issuance under the 1998 Directors’ Plan, which is set to expire in July 2008 and from which we do not intend to make any future grants; and (c) 3,725,729 shares available for purchase by our employees under the 2000 Employee Stock Purchase Plan.

(6)	Represents restricted stock units and notes payable solely in shares of common stock granted in connection with our acquisition of VGH. As of March 29, 2008, a total of: (a)(i) 529,501 time-based restricted stock units and (ii) 690,639 performance-based restricted stock units were outstanding under the 2007 Electronic Arts VGH Acquisition Inducement Award Plan (the “VGH Inducement Plan”); and (b) 1,559,904 shares of common stock were reserved for issuance pursuant to service-based non-interest bearing notes payable solely in shares of our common stock, which were granted to certain former employees of VGH who became employees of EA following the acquisition (the “Notes”). The restricted stock units granted pursuant to the VGH Inducement Plan and the Notes were granted in connection with our acquisition of VGH without stockholder approval in accordance with applicable NASDAQ listing standards. No further grants will be made under the VGH Inducement Plan and no further Notes will be awarded to the former employees of VGH.

See also Note 12 to the Consolidated Financial Statements included in EA’s Annual Report on Form 10-K for the period ended March 31, 2008 for additional information about these equity awards and related plans.

OTHER INFORMATION

RELATED PERSON TRANSACTIONS POLICY

Our Board of Directors has adopted a written Related Person Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve or ratify and, if necessary, disclose (i) any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which EA (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect interest, or (ii) any transaction for which EA’s Global Code of Conduct would require approval of the Board of Directors. For purposes of the policy, a “related person” is (a) any person who is, or at any time since the beginning of EA’s last fiscal year was, a director or executive officer of EA or a nominee to become a director of EA, (b) any person who is known to be the beneficial owner of more than 5% of any class of EA’s voting securities, (c) any immediate family member or person sharing the household (other than a tenant or employee) of any of the foregoing persons, and (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Once a potential related person transaction has been identified, the Audit Committee (if the transaction involves an executive officer of EA) or the Nominating and Governance Committee (if the transaction involves a director of EA) will review the transaction at the next scheduled meeting of such committee. In those instances in which it is not practicable or desirable to wait until the next scheduled committee meeting, the chairperson of the applicable committee shall consider the matter and report back to the relevant committee at the next scheduled meeting.

In determining whether to approve or ratify a related person transaction, the Audit Committee or Nominating and Governance Committee (or the relevant chairperson of such committee) shall consider all of the relevant facts and circumstances available. No member of the Audit Committee or Nominating and Governance Committee shall participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee and Nominating and Governance Committee (or the relevant chairperson) shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of EA and its stockholders, as determined in good faith.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We enter into indemnification agreements with each of the members of our Board of Directors at the time they join the Board to indemnify them to the extent permitted by law against any and all liabilities, costs, expenses, amounts paid in settlement and damages incurred by the directors as a result of any lawsuit, or any judicial, administrative or investigative proceeding in which the directors are sued or charged as a result of their service as members of our Board of Directors.

Prior to becoming Chief Executive Officer of Electronic Arts, John Riccitiello was a Founder and Managing Director of Elevation Partners, L.P., and also served as Chief Executive Officer of VG Holding Corp. (“VGH”), which we acquired in January 2008. At the time of the acquisition, Mr. Riccitiello held an indirect financial interest in VGH resulting from his interest in the entity that controlled Elevation Partners, L.P. and his interest in a limited partner of Elevation Partners, L.P. Elevation Partners, L.P. was a significant stockholder of VGH. As a result of the acquisition, Mr. Riccitiello’s financial returns related to these interests, including returns of deemed capital contributions, have been $2.4 million to date (some of which Mr. Riccitiello could be required to return depending on the performance of the Elevation entities), and could be up to an additional $1.6 million plus any interest or other amounts earned thereon. This amount could be reduced, however, by a variety of factors, including investment losses of Elevation, if any, as well as certain expenses of Elevation that could offset partnership profits. Upon his separation from Elevation Partners, L.P., Mr. Riccitiello ceased to have any further control or influence over these factors.

From the commencement of negotiations with VGH, at the direction of EA’s Board of Directors, EA’s Audit Committee engaged directly with EA management (independently from Mr. Riccitiello) to analyze and consider the potential benefits, risks and material terms of the acquisition. EA’s Board of Directors approved the acquisition after reviewing with EA’s management and members of the Audit Committee the terms of the acquisition and the potential benefits and risks thereof, as well as Mr. Riccitiello’s personal financial interest in VGH and the acquisition. Mr. Riccitiello recused himself from the Board of Directors meeting during the Board’s deliberation of the acquisition and he did not vote on the acquisition.

In addition, we have engaged, and expect to continue to engage, in what we consider to be arm’s-length commercial dealings with Nokia primarily related to our EA Mobile business. Mr. Simonson, a member of our Board of Directors, is the Chief Financial Officer of Nokia. To date, these transactions have not been material to us or Nokia. We do not believe that Mr. Simonson has a material direct or indirect interest in any of our commercial dealings with Nokia and therefore do not consider them to be “related person transactions” within the meaning of applicable SEC rules. Our Board of Directors considered our dealings with Nokia in reaching its determination that Mr. Simonson is an independent director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

From April 1, 2007 (the beginning of fiscal 2008) through July 26, 2007, the Compensation Committee consisted of M. Richard Asher, Linda J. Srere and Leonard S. Coleman, Jr.; from July 27, 2007 through March 31, 2008 (the end of fiscal 2008), the Compensation Committee consisted of Ms. Srere, Mr. Coleman and Richard Simonson. None of these individuals is an employee or current or former officer of EA. No EA officer serves or has served since the beginning of fiscal 2008 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Compensation Committee is an employee or officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires EA’s directors and executive officers, and persons who own more than ten percent of a registered class of EA’s equity securities, to file reports of ownership and changes in ownership of common stock and other equity securities of EA. We have adopted procedures to assist EA’s directors and officers in complying with these requirements, which include assisting officers and directors in preparing forms for filing.

To EA’s knowledge, based solely upon review of such reports furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended March 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

If you would like us to consider a proposal to be included in our 2009 proxy statement and proxy card, you must deliver it to the Company’s Corporate Secretary at our principal executive office no later than February 17, 2009.

Stockholders who otherwise wish to present a proposal at the 2009 Annual Meeting of Stockholders must deliver written notice of the proposal to our Corporate Secretary c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, no earlier than March 19, 2009 and no later than April 18, 2009 (provided, however, that if the 2009 Annual Meeting is held earlier than July 1, 2009 or later than August 30, 2009, proposals must be received no earlier than the close of business on the later of the 90th day prior to the 2009 Annual Meeting or the 10th day following the day on which public announcement of the 2008 Annual Meeting is first made). The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s amended and restated bylaws. Our amended and restated bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on November 13, 2006, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our amended and restated bylaws by contacting our Corporate Secretary at the address above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice, proxy statement and/or annual report addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are EA stockholders will be “householding” our notices and proxy materials. A single notice or set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice or proxy materials, please notify your broker, direct your written request to our Corporate Secretary at our principal executive office, or contact our Corporate Secretary at (650) 628-1500. Stockholders who currently receive multiple copies of the notice or proxy materials at their address and would like to request “householding” of their communications should contact their broker.

REQUESTS TO THE COMPANY

The Company will provide without charge, to each person to whom a Notice and/or a proxy statement is delivered, upon request of such person and by first class mail within one business day of receipt of such request, a copy of the 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan, each as proposed to be amended. Any such request should be directed as follows: Stock Administration Department, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 — telephone number (650) 628-1500.

OTHER BUSINESS

The Board does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors,

Stephen G. Bené
Senior Vice President, General Counsel and Secretary

Appendix A

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

History

The Company’s 2000 Equity Incentive Plan (the “Equity Plan”) was adopted by our Board of Directors on January 27, 2000 and initially approved by our stockholders on March 22, 2000. The Equity Plan has been amended several times since it was initially adopted. The following general description of the Equity Plan reflects all prior amendments as well as amendments proposed to be adopted by the Company’s stockholders at the 2008 Annual Meeting. The following general description is qualified in its entirety by reference to the text of the Equity Plan, as proposed to be amended, as filed by the Company with the SEC on or about June 17, 2008. Unless otherwise indicated, capitalized terms used in this Appendix A shall have the meanings set forth in the text of the Equity Plan.

Shares Subject to the Equity Plan

The stock subject to issuance under the Equity Plan consists of shares of the Company’s authorized but unissued common stock. The Equity Plan, as amended to date, authorizes the issuance of up to 76,400,000 shares of common stock pursuant to awards of stock options, stock appreciation rights, restricted stock and restricted stock units. As proposed to be amended, the number of shares authorized for issuance under the Equity Plan would be increased to 78,585,000. In addition, shares are again available for grant and issuance under the Equity Plan that (a) were subject to an option granted under the Equity Plan that terminated, to the extent then unexercised, (b) were subject to a restricted stock or restricted stock unit award under the Equity Plan that is subsequently forfeited or repurchased by us at the original issue price, if any, or (c) are subject to an award of restricted stock or restricted stock units under the Equity Plan that otherwise terminates without shares being issued. The following types of shares are not available for future grant or issuance as awards under the Equity Plan: (x) shares that are not issued or delivered as a result of the net settlement of a stock option or stock appreciation right; (y) shares that are used to pay the exercise price or withholding taxes related to an award granted under the Equity Plan; and (z) shares that are repurchased by us with the proceeds of a stock option exercise.

The number of shares issuable under the Equity Plan, and under outstanding options and other awards, is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events.

Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. As proposed to be amended, any shares that are subject to Awards of Options or stock appreciation rights, granted on or after July 31, 2008, shall be counted against the aggregate number of shares reserved under the Equity Plan as one (1) share for every one (1) share subject to an Award of Options or stock appreciation rights. Any shares that are subject to Awards other than Options or stock appreciation rights, granted on or after July 31, 2008, shall be counted against the aggregate number of share reserved under the Equity Plan as 1.82 shares for every one (1) share granted.

Eligibility

The Equity Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The Equity Plan provides that employees (including officers and directors who are also employees) of EA or any parent or subsidiary of EA may receive incentive stock options under the Equity Plan. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock units may be granted to employees and directors of EA or any parent or subsidiary of EA. As of June 1, 2008, approximately 9,000 persons were in the class of persons eligible to participate in the Equity Plan. No person is eligible to receive more than 1,400,000 shares of common stock (of which no more than 400,000 shares may be covered by awards of restricted stock) in any calendar year, other than new employees who will be eligible to receive up to 2,800,000 shares of common stock (of which no more than 800,000 shares may be covered by awards of restricted stock) in the calendar year in which they commence employment. No awards of stock appreciation rights have been made to date under the Equity Plan. A participant may hold more than one award granted under the Equity Plan.

Administration

The Equity Plan is administered by our Compensation Committee. All of the members of the Compensation Committee are “non-employee” and “independent directors” under applicable federal securities laws and NASDAQ listing requirements, and “outside directors” as defined under applicable federal tax laws. The Compensation Committee has the authority to construe and interpret the Equity Plan, grant awards and make all other determinations necessary or advisable for the administration of the Equity Plan. The members of the Compensation Committee receive no compensation for administering the Equity Plan other than their compensation for being Board and Committee members. The Company bears all expenses in connection with administration of the Equity Plan and has agreed to indemnify members of the Compensation Committee in connection with their administration of the Equity Plan. The Compensation Committee may delegate to one or more officers of the Company the authority to grant Awards under the Equity Plan to participants who are not executive officers of the Company.

Stock Options

Stock options granted under the Equity Plan may be either incentive stock options or nonqualified stock options. The exercise period of stock options is determined by the Compensation Committee but, in no event, may stock options be exercisable more than ten years from the date they are granted. The Equity Plan provides the Compensation Committee with the ability, at its discretion, to grant performance-based options subject to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Exercise Price

The Compensation Committee determines the exercise price of each option granted under the Equity Plan. The option exercise price for each incentive and nonqualified stock option share must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the stock option is granted. In the case of an incentive stock option granted to a stockholder that owns more than 10% of the total combined voting power of all classes of stock of EA or any parent or subsidiary of EA (a “Ten Percent Stockholder”), the exercise price for each such incentive stock option must be no less than 110% of the fair market value of a share of common stock at the time the incentive stock option is granted.

The exercise price of options and purchase price of shares granted under the Equity Plan may be paid as approved by the Compensation Committee at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of the Company to the award holder; (c) by surrender of shares that either: (1) have been owned by the award holder for more than six (6) months and have been paid for within the meaning of SEC Rule 144; or (2) were obtained by the award holder in the public market; (d) by waiver of compensation due or accrued for services rendered; (e) with respect only to purchases upon exercise of an option, and provided that a public market for the Company’s stock exists: (1) subject to applicable laws, by a “same-day sale” commitment from the optionee and a National Association of Securities Dealers, Inc. (“NASD”) broker; or (2) by a “margin” commitment from the optionee and an NASD broker; (f) by withholding from the shares to be issued upon exercise of an award that number of shares having a fair market value equal to the minimum amount required to satisfy the exercise price or purchase price; (g) by any combination of the foregoing; or (h) such other consideration and method of payment for issuance of shares to the extent permitted by applicable laws.

No Repricings or Exchanges of Awards Without Stockholder Approval

The Compensation Committee may, at any time or from time to time, authorize the Company, with the consent of the affected Equity Plan participants, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding option or stock appreciation in exchange for a new option or stock appreciation right having a lower exercise price. The Compensation Committee may also, subject to approval by the Company’s stockholders, at any time buy a previously granted award with payment in cash, shares (including restricted stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

Outside Directors

Our non-employee directors are entitled to receive automatic annual grants of options to purchase shares of our common stock under the Equity Plan. Each non-employee director who first becomes a member of the Board of Directors is granted an option to purchase 17,500 shares of common stock and 2,500 restricted stock units. Upon re-election to our Board of Directors following each annual meeting of our stockholders, each non-employee director is automatically granted an additional option to purchase 8,400 shares of common stock and 1,200 restricted stock units.. If a non-employee director has not served on our Board of Directors for a full year at the time of the annual meeting of our stockholders, such director will receive a pro-rated annual grant.

Options issued to outside directors upon their initial election to the Board are exercisable as to 2% of the shares on the date of grant and as to an additional 2% of the shares on the first day of each calendar month after the date of grant so long as the outside director continues as a member of the Board. The vesting schedule for all restricted stock units and annual stock option grants made to directors upon their re-election to the Board is subject to the discretion of the Compensation Committee.

In the event of our dissolution or liquidation or a “change of control” transaction, options granted to our non-employee directors under the Equity Plan will become 100% vested and exercisable in full.

In addition, our non-employee directors may elect to receive all or a portion of their cash compensation in shares of common stock. Directors making this election are entitled to receive shares having a value equal to 110% of the amount of the cash compensation foregone.

Stock Appreciation Rights

The Compensation Committee, or a committee to which it has delegated the appropriate authority, may grant stock appreciation rights (a “SAR” or “SARs”) as stand-alone awards or in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. A SAR is an award which provides the holder with the right to receive the appreciation in value of a set number of shares of company stock over a set period of time. A SAR is similar to an option in that the holder benefits from any increases in stock price above the exercise price set forth in the award agreement. However, unlike an option, the holder is not required to pay an exercise price to exercise a SAR, but simply receives the net amount of the increase in stock price in the form of cash or stock. The exercise price for a SAR must be no less than 100% of the “fair market value” (as defined in the Equity Plan) of a share of common stock at the time the SAR is granted. In addition, the Compensation Committee, or a committee to which it has delegated the appropriate authority, may, at its discretion, subject SARs to the achievement of one or more of the performance factors described under the heading “Performance Factors” below.

Restricted Stock Awards

The Compensation Committee may grant restricted stock awards either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee may determine. A restricted stock award is an offer by Electronic Arts to award shares of common stock that are subject to restrictions established by the Compensation Committee. These restrictions may be based upon completion by the award holder of a specified number of years of service or by the attainment of one or more of the performance factors described under the heading “Performance Factors” below. The purchase price, if any, for each such award is determined by the Compensation Committee at the time of grant. In the case of an award to a Ten Percent Stockholder, the purchase price must be 100% of fair market value. The purchase price, if any, may be paid for in any of the forms of consideration listed in items under “Exercise Price” above, as are approved by the Compensation Committee at the time of grant.

Restricted Stock Units

Restricted stock unit awards may be granted under the Equity Plan, either in addition to, or in tandem with, other awards under the Equity Plan under such terms, conditions and restrictions as the Compensation Committee, or a committee to which it has delegated the appropriate authority, may determine. A restricted stock unit award is similar to a restricted stock award (and may be awarded subject to any or all of the performance goals described under the heading “Performance Factors” below) except the stock is not delivered to the participant unless and until all restrictions have terminated.

Performance Factors

As proposed to be amended, performance-based stock options, stock appreciation rights, restricted stock and restricted stock unit awards with vesting and/or exercisability conditioned on one or more of the following permissible performance factors may be granted under the Equity Plan, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, to be measured over a specified performance period that may be as short as a quarter or as long as five years (unless tied to a specific and objective milestone or event), to the extent applicable on an absolute basis or relative to a pre-established target: (a) profit before tax; (b) revenue (on an absolute basis or adjusted for currency effects; (c) net revenue; (d) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (e) operating income; (f) operating margin; (g) operating profit; (h) controllable operating profit, or net operating profit; (i) net profit; (j) gross margin; (k) operating expenses or operating expenses as a percentage of revenue; (l) net income; (m) earnings per share; (n) total stockholder return; (o) market share; (p) return on assets or net assets; (q) the Company’s stock price; (r) growth in stockholder value relative to a pre-determined index; (s) return on equity; (t) return on invested capital; (u) cash flow (including free cash flow or operating cash flows); (v) cash conversion cycle; (w) economic value added; (x) individual confidential business objectives; (y) contract awards or backlog; (z) overhead or other expense reduction; (aa) credit rating; (bb) strategic plan development and implementation; (cc) succession plan development and implementation; (dd) improvement in workforce diversity; (ee) customer indicators; (ff) new product invention or innovation; (gg) attainment of research and development milestones; (hh) improvements in productivity; (ii) attainment of objective operating goals and employee metrics.

In addition, the Committee may, in its sole discretion and in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Committee’s original intent regarding the performance factors at the time of the initial award grant.

Mergers, Consolidations, Change of Control

Except for automatic grants to non-employee directors, in the event of a merger, consolidation, dissolution or liquidation of EA, the sale of substantially all of its assets or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the Equity Plan or provide substantially similar consideration, shares or other property as was provided to our stockholders (after taking into account the provisions of the awards). In the event that the successor corporation does not assume, replace or substitute awards, such awards will accelerate and all options will become exercisable in full prior to the consummation of the transaction at the time and upon the conditions as the Compensation Committee determines. Any awards not exercised prior to the consummation of the transaction will terminate.

Transferability

Incentive stock options granted under the Equity Plan are not transferable other than by means of a distribution upon the optionee’s death. Nonqualified stock options, stock appreciation rights, restricted stock, and restricted stock unit awards are subject to similar restrictions on transfer unless otherwise determined by the Compensation Committee and except that nonqualified stock options may be transferred to family members and trusts or foundations controlled by, or primarily benefiting, family members of the optionee.

Term of the Equity Plan

As proposed to be amended, the Equity Plan would be extended by ten years to 2020 unless terminated earlier by the Board.

United States Federal Income Tax Information

THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE EQUITY PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. IN ADDITION, THE INTERNAL REVENUE SERVICE COULD, AT ANY TIME, TAKE A POSITION CONTRARY TO THE INFORMATION DESCRIBED IN THE FOLLOWING SUMMARY. ANY TAX EFFECTS THAT ACCRUE TO NON-U.S. PARTICIPANTS AS A RESULT OF PARTICIPATING IN THE EQUITY PLAN ARE GOVERNED BY THE TAX LAWS OF THE COUNTRIES IN WHICH SUCH PARTICIPANT RESIDES OR IS OTHERWISE SUBJECT. EACH PARTICIPANT WILL BE ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE EQUITY PLAN.

Incentive Stock Options

A participant will recognize no income upon grant or vesting of an incentive stock option and will generally not incur tax on its exercise. Unless the participant is subject to the alternative minimum tax (“AMT”), the participant will recognize income only when the shares acquired upon the exercise of an incentive stock option (the “ISO Shares”) are sold or otherwise disposed of. If the participant holds ISO Shares for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the participant will realize a long-term capital gain or loss (rather than ordinary income) upon disposition of the ISO Shares. This long-term capital gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the participant disposes of ISO Shares prior to the expiration of either the one-year or two-year required holding period (a “disqualifying disposition”), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the ISO Shares were held by the participant.

Alternative Minimum Tax

The Alternative Minimum Tax (“AMT”) is a separately computed tax which was devised to ensure that at least a minimum amount of income tax is paid. AMT is imposed only if and to the extent that a participant would pay more tax if his or her income tax were calculated pursuant to the AMT rules than if calculated in the regular manner. The difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise is includable as income for purposes of calculating the AMT for both a (i) a vested ISO and (ii) an unvested ISO for which the participant makes a timely election under Section 83(b) of the U.S. Internal Revenue Code (an “83(b) election”). If a participant exercises an ISO before it has fully vested but does not make an 83(b) election, as the ISO Shares vest and the Company’s right to repurchase the

ISO Shares at the original issue price lapses, the participant will incur an AMT liability on the difference between the option exercise price and the fair market value of the ISO Shares at vesting.

Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price) and reducing this amount by the applicable exemption amount. The exemption amount for 2007 is $45,000 in the case of a joint return, subject to reduction under certain circumstances. The AMT (imposed to the extent it exceeds the taxpayer’s regular income tax) is 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000 in the case of married individuals filing a joint return). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of an incentive stock option, those ISO Shares are not included in the AMT calculation.

If a participant has to pay AMT, he or she is entitled to a credit against income tax (but not AMT) in later years. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the amount that was previously included in alternative minimum taxable income in the year of exercise, the excess of the fair market value of the ISO Shares at exercise of the amount paid for the ISO Shares.

Nonqualified Stock Options

A participant will generally not recognize any taxable income at the time a nonqualified stock option (“NQSO”) is granted or vests provided the exercise price is no less than the fair market value of the underlying shares on the grant date. Upon exercise of a vested NQSO, the participant will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). If a participant exercises an NQSO before it has vested, the participant may incur an income tax liability as the shares vest and the Company’s right to repurchase the shares at the original price lapses, unless the participant makes a timely 83(b) election. Upon resale of the shares by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as a capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Restricted Stock Awards

A participant who receives a restricted stock award will include the amount of the award in income as compensation at the time that any forfeiture restrictions on the shares of stock lapse, unless the participant makes a timely 83(b) election. If the participant does not timely make an 83(b) election, the participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

If the participant makes a timely 83(b) election, the participant will, at the time the award is received, include the fair market value of the shares of stock on the date of receipt of the award (determined without regard to lapse restrictions), less any purchase price paid for such shares in income as compensation. The income will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s salary or withholding out of the participant’s award). If the award is subsequently forfeited, the participant will not receive any deduction for the amount previously taxed as ordinary income.

Restricted Stock Units

A participant will recognize income as compensation with respect to an award of restricted stock units at the time that the restrictions lapse, provided the shares are issued on the date the restrictions lapse. The participant will include in income the fair market value of the shares of stock on the date that the restrictions lapse as to those shares, less any purchase price paid for such shares. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the participant’s award or withholding out of the participant’s salary).

Stock Appreciation Rights

Assuming that a stock appreciation right (“SAR”) is granted at an exercise price that is not less than the fair market value of the underlying shares on the grant date, a participant will not recognize any taxable income at the time a SAR is granted or when the SAR vests. However, upon exercise of a vested SAR, an amount equal to the difference between the fair market value of the shares on the date of exercise and the participant’s exercise price will be included in income as compensation to the participant. The included amount will be taxed as ordinary income to the participant and will be subject to withholding by the Company or its subsidiary (by payment in cash, withholding out of the award or withholding out of the participant’s salary). Upon resale of the shares issued to the participant at the time of exercise, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss, taxable at a rate that depends upon the length of time the shares were held by the participant.

Internal Revenue Code Section 409A

At the present time, the Company intends to grant equity awards to participants which are either outside the scope of Section 409A of the U.S. Internal Revenue Code or are exempted from the application of Section 409A. If an equity award is subject to Section 409A and the requirements of Section 409A are not met, participants may suffer adverse tax consequences with respect to the equity award. Such consequences may include taxation at the time of the vesting of the award, an additional 20% tax penalty on the non-compliant deferred income and interest and penalties on any deferred income.

Tax Treatment of the Company

To the extent that the participant recognizes ordinary income and the Company properly reports such income to the Internal Revenue Service (the “IRS”), the Company generally will be entitled to a deduction in connection with the exercise of a NQSO or a SAR by a participant or upon the lapse of restrictions with respect to a participant’s restricted stock or restricted stock unit award. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the participant recognizes ordinary income on a disqualifying disposition of the ISO Shares and provided that the Company properly reports such income to the IRS.

ERISA

The Equity Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Outstanding Equity Awards Granted Under the Equity Plan

As of March 29, 2008, 23,374,164 shares had been issued pursuant to exercises of stock options under the Equity Plan by award recipients, 5,015 persons held NQSOs under the Equity Plan to purchase an aggregate of 30,973,391 shares of common stock, with a weighted average exercise price of $46.03 per share, 7,649 persons held restricted stock units to acquire 3,804,002 shares, 285 persons held 206,239 shares of restricted stock, and there were 17,264,813 shares of common stock available for future awards under the Equity Plan. An aggregate of 76,400,000 shares of the Company’s authorized common stock have been reserved for issuance under the Equity Plan.

Proposed Amendments to the Equity Plan

At the 2008 Annual Meeting, stockholders will be asked to approve amendments to the Equity Plan as follows:

•	Increase the number of shares authorized under the Equity Plan by 2,185,000 shares;

•	Replace the specific limitation on the number of shares that may be granted as restricted stock or restricted stock unit awards with an alternate method of calculating share usage (i.e., each share of restricted stock or restricted stock unit granted on or after July 31, 2008 will reduce the number of shares remaining available for issuance by 1.82 shares, and each share underlying stock options and stock appreciation rights granted after July 31, 2008 will reduce the number of shares remaining available for issuance by 1 share);

•	Add additional performance measures to the list of performance factors for use in granting performance-based equity awards under the Equity Plan; and

•	Extend the term of the Equity Plan for an additional ten years to 2020.

Appendix B

GENERAL DESCRIPTION OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

2000 Employee Stock Purchase Plan, as Amended

The following general description of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan, as proposed to be amended, as filed by the Company with the SEC on or about June 17, 2008. Unless otherwise indicated, capitalized terms used in this Appendix B shall have the meanings set forth in the text of the Purchase Plan.

History.  The 2000 Purchase Plan was adopted by the Board on May 25, 2000, approved by the Stockholders on July 27, 2000, and has been subsequently amended.

Purpose.  The purpose of the Purchase Plan is to provide employees of the Company with a convenient means of acquiring common stock of the Company through payroll deductions, to enhance the employees’ sense of participation in the affairs of the Company and subsidiaries, and to provide an incentive for continued employment.

Administration.  The Purchase Plan is administered on behalf of the Board by the Compensation Committee of the Board. The interpretation by the Compensation Committee of any provision of the Purchase Plan is final and binding on all participating employees.

Eligibility.  All employees of the Company (including directors who are employees), or any parent or subsidiary, are eligible to participate in the Purchase Plan except the following: (i) employees who are not employed by the Company on the 15th day of the month before the beginning of an Offering Period (as defined below); (ii) employees who are customarily employed for less than 20 hours per week; (iii) employees who are customarily employed for less than 5 months in a calendar year; and (iv) employees who, pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in the Purchase Plan, would own stock or hold options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary. As of June 1, 2008, the Company estimates that approximately 9,000 persons were eligible to participate in the Purchase Plan.

Participation.  Each offering of the Company’s common stock under the Purchase Plan is for a period of one year (the “Offering Period”). Offering Periods commence on the first business day of March and September of each year. The first day of each Offering Period is the “Offering Date” for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two six-month purchase periods (each a “Purchase Period”) commencing on the first business day of March and September. The last day of each Purchase Period is a “Purchase Date.”

Employees may participate in the Purchase Plan during each pay period through payroll deductions. An employee sets the rate of such payroll deductions, which may not be less than 2% nor more than 10% of the employee’s base salary, wages, commissions, overtime, shift premiums and bonuses plus draws against commissions, unreduced by the amount by which the employee’s salary is reduced pursuant to Sections 125 or 401(k) of the Code. Eligible employees may elect to participate in any Offering Period by enrolling as provided under the terms of the Purchase Plan. Once enrolled, a participating employee will automatically participate in each succeeding Offering Period unless such employee withdraws from the Offering Period. After the rate of payroll deductions for an Offering Period has been set by an employee, that rate continues to be effective for the remainder of the Offering Period (and for all subsequent Offering Periods in which the employee is automatically enrolled) unless otherwise changed by the employee. The employee may increase or lower the rate of payroll deductions for any subsequent Offering Period but may only lower the rate of payroll deductions during the current Purchase Period. Not more than one change may be made effective during any one Purchase Period.

In any given Purchase Period, no employee may purchase more than (a) twice the number of shares that could have been purchased with the payroll deductions if the purchase price were determined by using 85% of the fair market value of a share of the Company’s common stock on the Offering Date or (b) the maximum number of shares set by the Board. In addition, no employee may purchase shares at a rate that, when aggregated with all other rights to purchase stock under all other employee stock purchase plans of the Company, or any parent or subsidiary of the Company, exceeds $25,000 in fair market value (determined on the Offering Date) for each year.

Purchase Price.  The purchase price of shares that may be acquired in any Purchase Period under the Purchase Plan is 85% of the lesser of (a) the fair market value of the shares on the Offering Date of the Offering Period in which the participant is enrolled or (b) the fair market value of the shares on the Purchase Date. The fair market value of the common stock on a given date is the closing price of the common stock on the immediately preceding business day as quoted on the NASDAQ Global Select Market.

Purchase of Stock.  The number of whole shares an employee may purchase in any Purchase Period is determined by dividing the total amount of payroll deductions withheld from the employee during the Purchase Period pursuant to the Purchase Plan by the price per share determined as described above, subject to the limitations described above. The purchase takes place automatically on the last day of the Purchase Period.

Withdrawal.  An employee may withdraw from any Offering Period at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Purchase Plan.

Termination of Employment.  Termination of an employee’s employment for any reason, including retirement or death, immediately cancels the employee’s participation in the Purchase Plan. In such event, the payroll deductions credited to the employee’s account will be returned to such employee or, in case of death, to the employee’s legal representative.

Adjustment Upon Changes in Capitalization.  The number of shares subject to any purchase, and the number of shares issuable under the Purchase Plan, is subject to adjustment in the event of a recapitalization of the Company’s common stock. In the event of a proposed dissolution or liquidation of the Company, the Offering Period will terminate and the Board may, in its sole discretion, give participants the right to purchase shares that would not otherwise be purchasable until the last day of the applicable Purchase Period.

Tax Treatment of U.S.-based Participants.  Participating employees in the U.S. will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon the purchase of shares. All federal income tax consequences are deferred until a participating U.S. employee sells the shares, disposes of the shares by gift, or dies.

If shares are held for more than one year after the date of purchase and more than two years from the beginning of the applicable Offering Period, or if the employee dies while owning the shares, the employee realizes ordinary income on a sale (or a disposition by way of gift or upon death) to the extent of the lesser of: (i) 15% of the fair market value of the shares at the beginning of the Offering Period; or (ii) the actual gain (the amount by which the market value of the shares on the date of sale, gift or death, exceeds the purchase price). All additional gain upon the sale of shares is treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or are otherwise disposed of, including by way of gift (but not death, bequest or inheritance), prior to the expiration of either the one-year or the two-year holding periods described above (in any case a “disqualifying disposition”), the employee will realize ordinary income at the time of sale or other disposition taxable to the extent that the fair market value of the shares at the date of purchase was greater than the purchase price. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or if a gratuitous transfer is made. The difference, if any, between the proceeds of sale and the fair market value of the shares at the date of purchase is a capital gain or loss. Capital gains may be offset by capital losses, and up to $3,000 of capital losses in excess of capital gains may be offset annually against ordinary income. Ordinary income recognized by an employee upon a disqualifying disposition constitutes taxable compensation that will be reported on a W-2 form. The Company takes the position that any ordinary income recognized upon a sale or other disposition is not subject to withholding.

Tax Treatment of Non-U.S.-based Participants.  For participants residing outside the U.S., the Company will assess its requirements regarding tax, social insurance and other applicable taxes in connection with participation in the Purchase Plan. These requirements may change from time to time as laws or interpretations change.

Tax Treatment of the Company.  The Company is entitled to a deduction in connection with the disposition of shares acquired under the Purchase Plan only to the extent that the employee recognized ordinary income on a disqualifying disposition of the shares. The Company treats any transfer of record ownership of shares, including transfer to a broker or nominee or into “street name,” as a disposition, unless it is notified to the contrary. In order to enable the Company to learn of disqualifying dispositions and ascertain the amount of the deductions to which it is entitled, employees are required to notify the Company in writing of the date and terms of any disposition of shares purchased under the Purchase Plan.

Proposed Amendments of the 2000 Employee Stock Purchase Plan

At the 2008 Annual Meeting, stockholders will be asked to approve amendments to the Purchase Plan as follows:

•	Increase by 1,500,000 the number of shares of the Company’s common stock reserved for issuance under the Purchase Plan. None of these proposed shares have been granted or issued on the basis of such proposed approval; and

•	Remove the ten-year term from the Purchase Plan, which is set to expire in 2010.

Appendix C
(included only with electronic filing of Schedule 14A with the SEC;
Appendix C is not a part of the proxy statement)
ELECTRONIC ARTS INC.
2000 EQUITY INCENTIVE PLAN
As Proposed to be Amended by the Stockholders on July 31, 2008
1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Restricted Stock Units, and Stock Appreciation Rights. Capitalized terms not defined in the text are defined in Section 24.
2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares Available for Awards. Subject to Sections 2.2, 2.3 and 19, the aggregate number of Shares that have been reserved pursuant to this Plan is 78,585,000 Shares. Shares that are: (a) subject to issuance upon exercise of an Award but cease to be subject to such Award for any reason other than exercise of such Award; (b) subject to an Award granted hereunder but are forfeited; or (c) subject to an Award that otherwise terminates or is settled without Shares being issued shall revert to and again become available for issuance under the Plan in the same amount as such Shares were counted against the number of Shares reserved pursuant to Section 2.2. The following Shares shall not again become available for issuance under the Plan: (x) Shares that are not issued or delivered as a result of the net settlement of an Option or Stock Appreciation Right; (y) Shares that are used to pay the exercise price or withholding taxes related to an Award; or (z) Shares that are repurchased by the Company with the proceeds of an Option exercise. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options and Stock Appreciation Rights granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
          2.2 Share Usage. Shares covered by an Award shall be counted as used as of the Grant Date. Any Shares that are subject to Awards of Options or SARs, granted on or after July 31, 2008, shall be counted against the aggregate number of Shares reserved as set forth in Section 2.1 as one (1) Share for every one (1) Share subject to an Award of Options or SARs. Any Shares that are subject to Awards other than Options or SARs, granted on or after July 31, 2008, shall be counted against the number of Shares available for grant (as set forth in Section 2.1) as 1.82 Shares for every one (1) Share granted.
          2.3 Adjustment of Shares. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Awards, and (c) the number of Shares associated with other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.
3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees and directors of the Company or any Parent or Subsidiary of the Company. No person will be eligible to receive Awards covering more than 1,400,000 Shares in any calendar year under this Plan, of which no more than 400,000 Shares shall be covered by

Awards of Restricted Stock or Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive Awards covering up to a maximum of 2,800,000 Shares in the calendar year in which they commence their employment, of which no more than 800,000 Shares shall be covered by Awards of Restricted Stock or Restricted Stock Units. For purposes of these limits, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.
4. ADMINISTRATION.
          4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, the Committee will have the authority to:
(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)	determine the form and terms of Awards;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)	grant waivers of Plan or Award conditions;

(h)	determine the vesting, exercisability and payment of Awards;

(i)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)	determine whether an Award has been earned; and

(k)	make all other determinations necessary or advisable for the administration of this Plan.
          4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to (i) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan, and (ii) grant an Award under this Plan to Participants who are not Insiders of the Company.

          4.3 Section 162(m). To the extent that Awards are granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee, which may be the Committee, of two or more “outside directors” within the meaning of Section 162(m) of the Code. For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the committee, in its discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Awards that are intended to qualify under Section 162(m) of the Code, the committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Awards under Section 162(m) of the Code (e.g., in determining the performance goals).
5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
          5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 10 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
          5.3 Exercise Period; Performance Goals.
          (a) Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent  Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
          (b) Participant’s ability to exercise Options shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Stock Option Agreement. Options may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on an Option, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Option; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such Option. Prior to such Option becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different Performance Periods and have different performance goals and other criteria.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the

Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 9 of this Plan.
          5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.
          5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)	Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidary dispatches notice or advice to the Participant that his service is terminated.
          5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISO. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted, (ii) any such action shall not extend the exercise period of the Option to a date later than the later of (a) the fifteenth day of the third month following the date on which the Option otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding Options without the approval of the stockholders. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6. RESTRICTED STOCK. A Restricted Stock Award is an offer by the Company to grant or to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), if any, the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
          6.1 Form of Restricted Stock Award. All grants or purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment, if any, for the Shares to the

Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment, if any, for the Shares to the Company within thirty (30) days, or such other date as may be set forth in the Restricted Stock Purchase Agreement, then the offer will terminate, unless otherwise determined by the Committee.
          6.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted. At the Committee’s discretion, consideration for the Restricted Stock Award may be in the form of continued service to the Company or a Subsidiary. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.
          6.3 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
7. RESTRICTED STOCK UNITS. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of the Company’s Common Stock. A Restricted Stock Unit does not constitute a share of, nor represent any ownership interest in, the Company. The Committee will determine the number of Restricted Stock Units granted to any eligible person; whether the Restricted Stock Units will be settled in Shares, in cash, or in a combination of the two; the price to be paid (the “Purchase Price”), if any, for any Shares issued pursuant to a Restricted Stock Unit; the restrictions to which the Restricted Stock Units will be subject, and all other terms and conditions of the Restricted Stock Units, subject to the following:
          7.1 Form of Restricted Stock Unit Award. All Restricted Stock Units granted pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Unit Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock Units will be accepted by the Participant’s execution and delivery of the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, from the date the Restricted Stock Unit Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Unit Agreement within thirty (30) days, or such other date as may be set forth in the Restricted Stock Unit Agreement, then the offer will terminate, unless otherwise determined by the Committee.
          7.2 Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Unit, if any, will be determined by the Committee on the date the Restricted Stock Unit is granted. At the Committee’s discretion, consideration for the Restricted Stock Unit may be in the form of continued

service to the Company or a Subsidiary. Payment of the Purchase Price, if any, shall be made in accordance with Section 9 of this Plan when the Shares are issued.
          7.3 Terms of Restricted Stock Units. Restricted Stock Units shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual Restricted Stock Unit Agreement. Restricted Stock Units may vary from Participant to Participant and between groups of Participants. Prior to the grant of Restricted Stock Units, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Unit; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Restricted Stock Units that will be awarded to the Participant. Prior to the payment (whether in Shares, cash or otherwise) of any Restricted Stock Units, the Committee shall determine the extent to which such Restricted Stock Units have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Units that are subject to different Performance Periods and have different performance goals and other criteria.
          7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Units only to the extent earned as of the date of Termination in accordance with the Restricted Stock Unit Agreement, unless the Committee determines otherwise in the case of a Participant who is not a “covered employee” for purposes of Section 162(m) of the Code in the year of Termination.
          7.5 Payment When Restrictions Lapse. The cash or Shares that a Participant is entitled to receive pursuant to a Restricted Stock Unit shall be paid or issued to the Participant when all applicable restrictions and other conditions applicable to the Restricted Stock Unit have lapsed or have been satisfied, unless the Restricted Stock Unit Agreement provides for a later settlement date in compliance with Section 409A of the Code.
8. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights or SARs to eligible persons and will determine the number of Shares subject to the SARs, the Exercise Price of the SARs, the period during which the SARs may be exercised, and all other terms and conditions of the SARs, subject to the following:
          8.1 Form of SAR Grant. SARs granted under this Plan will be evidenced by an Award Agreement that will expressly identify the SARs as freestanding SARs (SARs granted independent of any other Option), tandem SARs (SARs granted in connection with an Option, or any portion thereof), or any combination thereof (“SAR Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.
          8.2 Date of Grant. The date of grant of a SAR will be the date on which the Committee makes the determination to grant such SAR, unless otherwise specified by the Committee. The SAR Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the SAR.
          8.3 Exercise Price and Other Terms.
          (a) The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted; provided, further, that the Exercise Price for freestanding SARs shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date. The Exercise Price for tandem SARs shall equal the Exercise Price of the related Option.

          (b) Participant’s ability to exercise SARs shall be subject to such restrictions, if any, as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or a Subsidiary or upon completion of the performance goals as set out in advance in the Participant’s individual SAR Agreement. SARs may vary from Participant to Participant and between groups of Participants. Should the Committee elect to impose restrictions on a SAR, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the SAR; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares subject to such SAR. Prior to such SAR becoming exercisable, the Committee shall determine the extent to which such Performance Factors have been met. Performance Periods may overlap and Participants may participate simultaneously with respect to SAR that are subject to different Performance Periods and have different performance goals and other criteria.
          8.4 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. Tandem SARs may be exercised only with respect to the Shares for which the related Option is then exercisable. With respect to tandem SARs granted in connection with an Option: (a) the tandem SARs shall expire no later than the expiration of the underlying Option; (b) the value of the payout with respect to the tandem SARs shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SARs are exercised; and (c) the tandem SARs shall be exercisable only when the Fair Market Value of the Shares subject to the underlying Option exceeds the Exercise Price of the Option.
          8.5 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.
          8.6 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The difference between (i) the Fair Market Value of a Share on the date of exercise (or such other date as may be determined by the Committee and set forth in the Participant’s SAR Agreement) and (ii) the Exercise Price; times

(b)	The number of Shares with respect to which the SAR is exercised.
               At the discretion of the Committee, the payment upon exercise of the SAR may be in cash, in Shares of equivalent value, or in some combination thereof.
          8.7 Termination. Notwithstanding the exercise periods set forth in the SAR Agreement, exercise of a SAR will always be subject to the following:
(a)	If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s SAR only to the extent that such SAR would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event, no later than the expiration date of the SAR.

(b)	If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s SAR may be exercised only to the extent that such SAR would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the SAR.

(c)	Notwithstanding the provisions in paragraph 8.7(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the SAR shall be entitled to exercise any SAR with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. In the event that the Committee has delegated to one or more officers of the Company the authority set forth in Section 4.2 above and Participant has been notified that such officer or officers has made a determination that Participant has been terminated for Cause, Participant shall have five (5) business days (measured from the date he or she was first notified of such determination) to appeal such determination to the Committee. If Participant appeals to the Committee in a timely manner, the Committee shall give the Participant an opportunity to present to the Committee evidence on his or her behalf. If the Committee has not delegated to one or more officers of the Company the authority set forth in Section 4.2, and the Committee makes such Cause determination itself, such decision shall be deemed final and unappealable. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company or Subsidiary dispatches notice or advice to the Participant that his service is terminated.
          8.8 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding SARs and authorize the grant of new SARs, provided however, that (i) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any SAR previously granted, (ii) any such action shall not extend the exercise period of the SAR to a date later than the later of (a) the fifteenth day of the third month following the date on which the SAR otherwise would have expired or (b) December 31 of the calendar year in which the Option would have otherwise expired, and (iii) the Committee may not reduce the Exercise Price of outstanding SARs without the approval of the stockholders.
9. PAYMENT FOR SHARE PURCHASES. Where expressly approved for the Participant by the Committee and where permitted by law, payment for Shares purchased pursuant to this Plan may:
(a)	be made in cash (by check);

(b)	by cancellation of indebtedness of the Company to the Participant;

(c)	by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(d)	by waiver of compensation due or accrued to the Participant for services rendered;

(e)	with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:
(1)	through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2)	through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or
(f)	by withholding from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to satisfy the Exercise Price or Purchase Price (the Fair Market Value of the Shares to be withheld shall be determined on the date that the Award is exercised by the Participant); or

(g)	by any combination of the foregoing; or

(h)	such other consideration and method of payment for issuance of Shares to the extent permitted by applicable laws.
10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.
          10.1 Types of Awards and Shares. Awards granted under this Plan and subject to this Section 10 may, at the discretion of the Committee, be NQSOs, SARs, or Restricted Stock Units; provided, however, that any payment upon exercise of SARs granted pursuant to this section 10 shall be in Shares of equivalent value.
          10.2 Eligibility. Awards subject to this Section 10 shall be granted only to Outside Directors. Outside Directors shall also be eligible to receive Awards granted pursuant to sections 5, 6, 7 and 8 hereof at such times and on such conditions as determined by the Committee.
          10.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted (a) an Option or SAR, as determined by the Committee, for 17,500 Shares and (b) 2,500 Restricted Stock Units (together, an “Initial Grant”) on the date such Outside Director first becomes a member of the Board.
          10.4 Succeeding Grants. Upon re-election to the Board at each Annual Meeting of Stockholders, each Outside Director will automatically be granted (a) an Option or SAR, as determined by the Committee, for 8,400 Shares and (b) 1,200 Restricted Stock Units (together, a “Succeeding Grant”); provided, however, that any such Outside Director who received an Initial Grant since the last Annual Meeting of Stockholders will receive a prorated Succeeding Grant consisting of (x) an Option or SAR, as determined by the Committee, to purchase a number of Shares equal to 8,400 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve, and (y) a grant of Restricted Stock Units equal to 1,200 multiplied by a fraction whose numerator is the number of calendar months or portions thereof that the Outside Director has served since the date of the Initial Grant and whose denominator is twelve.
          10.5 Vesting.
          (a) The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Award. Each Initial Grant will vest (a) with respect to Options or SARs, as to 2% of the Shares on the Start Date for such Initial Grant, and as to an additional 2% of the Shares on the first day of each calendar month after the Start Date, so long as the Outside Director continuously remains a director of the Company, and (b) with respect to Restricted Stock Units, in accordance with the Restricted Stock Unit Agreement. Succeeding Grants will vest in accordance with each Stock Option, SAR or Restricted Stock Unit Agreement, as the case may be.
          (b) Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 19.1, the vesting of all Awards granted to Outside Directors pursuant to this Section 10 will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any Awards not exercised within such three-month period shall expire.
          10.6 Exercise Price. The exercise price of an Award pursuant to an Initial Grant or Succeeding Grant shall be the Fair Market Value of the Shares at the time that the Award is granted.
          10.7 Shares in Lieu of Cash Compensation. Each Outside Director may elect to reduce all or part of the cash compensation otherwise payable for services to be rendered by him as a director (including the annual retainer and any fees payable for serving on the Board or a Committee of the Board) and to receive in lieu thereof Shares. Any such election shall be in writing and must be made before the services are rendered giving rise to such compensation, and may not be revoked or changed thereafter during the Outside Director’s term. On such election, the cash compensation otherwise payable will be increased by 10% for purposes of determining the number of Shares to be credited to such Outside Director. If an Outside Director so elects to receive Shares in lieu of cash, there shall be credited to such Outside Director a number of Shares equal to the amount of the cash compensation so reduced (increased by 10% as described in the preceding sentence) divided by the Fair Market Value on the day in which the compensation would have been paid in the absence of such election.
11. WITHHOLDING TAXES.
          11.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax and social security requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social security requirements.
          11.2 Stock Withholding. When, under applicable tax or social security laws, a Participant incurs tax or social security liability in connection with the exercise or vesting of any Award that is subject to tax or social security withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum tax or social security withholding obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined.

All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.
12. TRANSFERABILITY.
          12.1 Except as otherwise provided in this Section 12, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.
          12.2 All Awards other than NQSOs and SARs. All Awards other than NQSOs and SARs shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
          12.3 NQSOs and SARs. Unless otherwise restricted by the Committee, a NQSO and SAR shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO or SAR by “permitted transfer;” and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in a Stock Option Agreement or SAR Agreement, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO and SAR but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.
13. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
          13.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 13.2.
          13.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.
14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards; provided, however, that no such exchange program may, without the approval of the Company’s stockholders, allow for the cancellation of an outstanding Option or Stock Appreciation Right followed by its replacement with a new Option or Stock Appreciation Right having a lower Exercise Price. The Committee may, subject to approval by the Company’s stockholders, at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.
17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.
19. CORPORATE TRANSACTIONS.
          19.1 Assumption or Replacement of Awards by Successor. Except for automatic grants to Outside Directors pursuant to Section 10 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards will accelerate and will become exercisable in full prior to the consummation of such transaction at such time and on such conditions as the Committee will determine, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.
          19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.
          19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Sections 409A and 424(a) of the Code). In the event the Company elects to grant a new Option or SAR rather than assuming an existing option, such new Option or SAR may be granted with a similarly adjusted Exercise Price.
20. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option or SAR may be exercised prior to initial stockholder approval of this Plan; (b) no Option or SAR granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.
21. TERM OF PLAN/GOVERNING LAW. Unless terminated as provided herein, this Plan will continue in effect terminate twenty (20) years from the date this Plan was first adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.
23. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
24. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:
          “Award” means any award under this Plan, including any Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right.
          “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.
          “Board” means the Board of Directors of the Company.
          “Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty, other acts constituting gross misconduct, or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of the Board.
          “Company” means Electronic Arts Inc. or any successor corporation.
          “Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exercise Price” means the price at which a holder of an Option or a SAR, as the case may be, may purchase the Shares issuable upon exercise of such Option or SAR.
          “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)	if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)	if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)	if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or

(d)	if none of the foregoing is applicable, by the Committee in good faith.
          “Family Member” includes any of the following:
(a)	child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)	any person (other than a tenant or employee) sharing the Participant’s household;

(c)	a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)	a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)	any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.
          “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
          “Option” means an award of an option to purchase Shares pursuant to Section 5.
          “Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.
          “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          “Participant” means a person who receives an Award under this Plan.
          “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(a)	Profit Before Tax

(b)	Revenue (on an absolute basis or adjusted for currency effects

(c)	Net revenue;

(d)	Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings) ;

(e)	Operating income;

(f)	Operating margin;

(g)	Operating profit;

(h)	Controllable operating profit, or net operating profit;

(i)	Net Profit;

(j)	Gross margin;

(k)	Operating expenses or operating expenses as a percentage of revenue;

(l)	Net income;

(m)	Earnings per share;

(n)	Total stockholder return;

(o)	Market share;

(p)	Return on assets or net assets;

(q)	The Company’s stock price;

(r)	Growth in stockholder value relative to a pre-determined index;

(s)	Return on equity;

(t)	Return on invested capital;

(u)	Cash Flow (including free cash flow or operating cash flows)

(v)	Cash conversion cycle;

(w)	Economic value added; and

(x)	Individual confidential business objectives;.

(y)	Contract awards or backlog;

(z)	Overhead or other expense reduction;

(aa)	Credit rating;

(bb)	Strategic plan development and implementation;

(cc)	Succession plan development and implementation;

(dd)	Improvement in workforce diversity;

(ee)	Customer indicators;

(ff)	New product invention or innovation;

(gg)	Attainment of research and development milestones;

(hh)	Improvements in productivity;

(ii)	Attainment of objective operating goals and employee metrics.
          The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
          “Performance Period” means the period of service determined by the Committee, which shall be no less than one calendar quarter nor more than five years (unless tied to a specific and objective milestone or event), during which time of service or performance is to be measured for Awards.
          “Plan” means this EA 2000 Equity Incentive Plan, as amended from time to time.
          “Restricted Stock Award” means an award of Shares that are subject to restrictions pursuant to Section 6.
          “Restricted Stock Unit” means an award of the right to receive, in cash or Shares, the value of a share of the Company’s Common Stock pursuant to Section 7.
          “SEC” means the Securities and Exchange Commission.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.
          “Stock Appreciation Right” or “SAR” means an Award, granted alone or in tandem with a related Option that pursuant to Section 8 is designated as a SAR.
          “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
          “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
          “Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.
          “Vested Shares” means “Vested Shares” as defined in the Award Agreement.

Appendix D
(included only with electronic filing of Schedule 14A with the SEC;
Appendix D is not a part of the proxy statement)
ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Proposed to be Amended by the Stockholders on July 31, 2008
     1. Establishment of Plan. Electronic Arts Inc., (the “Company”) proposes to grant options for purchase of the Company’s Common Stock to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants residing in the U.S., and (ii) an “employee stock purchase plan” that is intended to grant purchase rights under rules, procedures or sub-plans that are not intended to qualify Section 423 of the Code for participants that are not residing in the U.S. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 9,800,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
     2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Board of Directors as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.
     3. Administration. This Plan may be administered by the Board or a committee appointed by the Board (the “Committee”). The Plan shall be administered by the Board or a committee appointed by the Board consisting of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board if no committee has been established. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
     4. Eligibility. Any employee of the Company or the Subsidiaries is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:
          (a) employees who are not employed by the Company or its Subsidiaries on the fifteenth (15th) day of the month before the beginning of such Offering Period;
          (b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
          (c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan.
     For employees of Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:
          (a) employees who are customarily employed for less than 20 hours per week, and

          (b) employees who are customarily employed for less than five (5) months in a calendar year.
     5. Offering Dates. The Offering Periods of the Plan (the “Offering Period”) shall be of twelve (12) months duration commencing on the first business day of March and September of each year and ending on the last business day of February and August, respectively, hereafter. The first Offering Period shall commence on September 1, 2000. The first day of each Offering Period is referred to as the “Offering Date”. Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under this Plan. Each such six-month Purchase Period shall commence on the first business day of March and September of an Offering Period and shall end on the last business day of the following August and February, respectively. The last business day of each Purchase Period is hereinafter referred to as the Purchase Date. The Board of Directors of the Company shall have the power to change the duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.
     6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by delivering to the Company’s or Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the 15th day of the month before such Offering Date unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period a subscription agreement authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by filing the subscription agreement with the payroll department not later than the 15th day of the month preceding a subsequent Offering Date. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. A participant in the Plan may participate in only one Offering Period at any time.
     In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Board or Committee.
     7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Offering Date (the “Entry Price”) or (ii) eighty-five percent (85%) of the fair market value of a share of the Company’s Common Stock on the Purchase Date, provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Board pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, or (b) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator. Fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.
     8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
          (a) the fair market value on the Offering Date, or
          (b) the fair market value on the Purchase Date.
     For purposes of the Plan, the term “fair market value” on a given date shall mean the closing bid from the previous day’s trading of a share of the Company’s Common Stock as reported on the NASDAQ National Market System.
     9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
          (a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). Compensation shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan.  Notwithstanding the foregoing, Compensation shall not include car benefits/allowances, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.
          (b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by filing with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by filing with the payroll department a new authorization for payroll deductions not later than the 15th day of the month before the beginning of such Purchase Period.
          (c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
          (d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash; provided, however, that any amount remaining in participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Purchase Period or Offering Period, as the case may be. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
          (e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option; provided that the Board may deliver certificates to a broker or brokers that hold such certificates in street name for the benefit of each such participant.
          (f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
     10. Limitations on Shares to be Purchased.
          (a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
          (b) No more than 200% of the number of shares determined by using 85% of the fair market value of a share of the Company’s Common Stock on the Offering Date as the denominator may be purchased by a participant on any single Purchase Date.
          (c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Board may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Board as set forth above.
          (d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.
          (e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.
     11. Withdrawal.
          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the payroll department notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
          (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Rule 16(b), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.
          (c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participating in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by filing with the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.
     12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or re employment upon the expiration of such leave is guaranteed by contract or statute.
     13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.
     14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

     In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock, including shares which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.
     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
     15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
     16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of his account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.
     17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within twelve (12) months from the Purchase Date on which such shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such shares during the Notice Period, such participant shall keep the certificates representing such shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
     18. No Rights to Continued Employment. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
     19. Equal Rights and Privileges. All eligible employees shall have equal rights and privileges with respect to the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.
     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
     21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).
     22. Designation of Beneficiary
          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.
          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
     23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of California, United States of America. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.
     25. Amendment or Termination of the Plan. This Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board of Directors of the company and the Plan shall continue until the earlier to occur of termination by the Board, or issuance of all of the shares of Common Stock reserved for issuance under the Plan. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
          (a) Increase the number of shares that may be issued under the Plan;
          (b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or
          (c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.
     26. Rules for Foreign Jurisdictions.
          (a) The Board or Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Board or Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.
          (b) The Board or Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which –sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the Non-423 Plan, and options granted thereunder shall not be considered to comply with Code Section 423.
     27. Designation of Subsidiaries. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose Employees shall be eligible to participate in the Plan. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the shareowners of the Corporation.

ELECTRONIC ARTS INC.
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the “Company”), hereby appoints John S. Riccitiello and Eric F. Brown, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf of and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters, 209 Redwood Shores Parkway, Building 250, Redwood City, CA 94065 on July 31, 2008, at 2:00 p.m., and at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:
1.     ELECTION OF DIRECTORS

	For	Against	Abstain		For	Against	Abstain
Leonard S. Coleman	☐	☐	☐	Lawrence F. Probst III	☐	☐	☐
Gary M. Kusin	☐	☐	☐	John S. Riccitiello	☐	☐	☐
Gregory B. Maffei	☐	☐	☐	Richard A. Simonson	☐	☐	☐
Vivek Paul	☐	☐	☐	Linda J. Srere	☐	☐	☐
2.     AMENDMENTS TO THE 2000 EQUITY INCENTIVE PLAN
☐     FOR                                   ☐     AGAINST                                   ☐     ABSTAIN
3.     AMENDMENTS TO THE 2000 EMPLOYEE STOCK PURCHASE PLAN
☐     FOR                                   ☐     AGAINST                                   ☐     ABSTAIN
4.     RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS
☐     FOR                                   ☐     AGAINST                                   ☐     ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4.
(Continued and to be executed on reverse side)
     (Continued from other side)
THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Please sign exactly as your name(s) appears on your stock certificate. If shares are held in the names of two or more persons (including husband and wife, as joint tenants or otherwise) all persons must sign. If shares are held by a corporation, the proxy should be signed by the president or vice president and the secretary or assistant secretary. Fiduciaries who execute the proxy should give their full title.

Signature

Signature
Dated: , 2008